Exhibit 99.1


                                  MASTER AGREEMENT


               This MASTER AGREEMENT (this "Agreement") is made and entered into this 22nd day of May, 1998, by and among OLY FUND II GP INVESTMENTS, L.P., a Texas limited partnership ("Olympus"), OLY LENDER STRATUS, L.P., a Texas limited partnership ("Oly Lender"), OLY/STRATUS EQUITIES, L.P., a Texas limited partnership, ("Oly Equities"), STRATUS PROPERTIES INC., a Delaware corporation ("Stratus") and STRATUS VENTURES I BORROWER L.L.C. ("Stratus Ventures").


                                      RECITALS

                    WHEREAS,  Stratus  is  in  the  business  of  land  and
          commercial  real  estate  development   ancillary  to  its   land
          development activities.

                    WHEREAS, Olympus desires to invest up to Fifty Million and No/100 Dollars ($50,000,000.00) through the formation of a series of entities with Stratus or affiliates of Stratus to
          (i) develop certain properties currently owned by Stratus (collectively, "Existing Properties") and individually, an "Existing Property") and (ii) acquire and develop other properties throughout the United States (collectively, "New Properties") and individually, a "New Property").

                    WHEREAS, Olympus as general partner of Oly Equities desires to invest Ten Million and No/100 Dollars ($10,000,000.00) in Stratus in the form of a mandatorily redeemable preferred stock pursuant to a "Securities Purchase Agreement" (herein so called) to be entered into between Oly Equities and Stratus contemporaneously herewith, which amount may be used by Stratus for any corporate purposes it deems appropriate.

                    WHEREAS, Olympus as general partner of Oly Lender desires to provide up to Ten Million and No/100 ($10,000,000.00) in convertible debt financing to Stratus Ventures pursuant to a "Loan Agreement" (herein so called) to be entered into between Stratus Ventures and Oly Lender contemporaneously herewith, which amount may be used by Stratus Ventures to invest with Olympus in one or more entities that will be formed to acquire and develop New Properties.

                    WHEREAS, Stratus desires to grant Olympus a first right of refusal to invest in certain development opportunities.

                    NOW THEREFORE, for and in consideration of the premises and mutual covenants and agreements contained in this Agreement, the parties hereby agree as follows:

                                      ARTICLE I
                                PROPERTY DEVELOPMENT

                    I.1 Equity Commitment. Olympus hereby agrees, for a period of three (3) years from the date hereof, to co-invest with Stratus in ventures in an amount up to Fifty Million and No/100 Dollars ($50,000,000.00) of equity capital (in the form of equity and mezzanine debt, which shall be subordinate to third party secured financing) (the "Equity Funds") for the development of
          (i) certain Existing Properties and (ii) certain New Properties on the basis described in this Agreement.

                         (a) Existing Properties. In accordance with and subject to the Proposal Process set forth in Section 2.1, for the development of an Existing Property, Olympus and Stratus agree that the typical venture will provide (i) a property contribution by Stratus at a contribution value to be designated by Stratus and agreed to by Olympus, (ii) a contribution of cash Equity Funds by Olympus and
               (iii) unless otherwise mutually agreed, Stratus and Olympus shall receive identical instruments in exchange for such contributions, whether in the form of equity or mezzanine debt. If the value of the Existing Property exceeds Stratus' equity contribution amount to the venture, then Stratus shall receive cash from the venture in the amount by which the Existing Property contribution value exceeds Stratus' equity contribution.

                         (b) New Properties. In accordance with and subject to the Proposal Process set forth in Section 2.1, for the acquisition and development of a New Property, Olympus and Stratus agree that the typical venture will provide (i) a capital contribution by Stratus of cash, common stock or other securities, like-kind exchanges, guarantees, or some combination thereof recorded at a value mutually agreed by Stratus and Olympus, (ii) a capital contribution by Olympus in cash and (iii) unless otherwise mutually agreed, Stratus and Olympus shall receive identical instruments in exchange for such contributions, whether in the form of equity or mezzanine debt.

                    I.2 Third Party Investors/Developers. In the event Olympus and Stratus agree to include a third party investor and/or developer in any venture, Olympus and Stratus shall mutually agree upon a reduction in the participation interest of Olympus and Stratus in order to accommodate such third party; provided, however, the participation interest offered to Olympus shall at all times be equal to or greater than the participation interest of each of the other parties.

                                     ARTICLE II
                               FIRST RIGHT OF REFUSAL

                    II.1 Offer. Stratus shall provide Olympus a written offer (an "Offer") to invest in any real estate acquisition or development opportunity (the "Development Opportunity") that becomes available to Stratus and Stratus desires to pursue;
          provided, however, Stratus shall not be required to provide Olympus with an Offer of any Development Opportunity for which Equity Funds will be provided entirely by Stratus and Olympus shall not have a right to participate therein. The economic terms shall be established by the Proposal Process (herein so called) of this Section 2.1 as follows:

                         (a)  The  Initial  Proposal.    Each  Offer  shall
               include a proposal (the "Initial Proposal") which shall contain the information described on Schedule 2.1(a) attached hereto, to the extent reasonably available. Subject to Section 1.2, Stratus shall at all times in the Proposal Process offer to Olympus at least a 50% equity/mezzanine participation. Within fifteen (15) days of receiving the Offer and the Initial Proposal, Olympus shall notify Stratus in writing whether or not the Initial Proposal is acceptable to Olympus. If Olympus fails to notify Stratus in writing within such fifteen (15) days of receipt of any Offer and Initial Proposal, Olympus shall be deemed to have declined such Offer and Initial Proposal and shall have no further right to participate in such Development Opportunity.

                         (b) The Alternative Proposal. If the Initial Proposal is not acceptable to Olympus, Olympus may reject the Initial Proposal or, alternatively, within such 15-day period provided in Section 2.1(a), provide written notice to Stratus that the Initial Proposal is not acceptable, together with a bona fide alternative written proposal (the "Alternative Proposal") which sets forth economic terms of the Development Opportunity that would be acceptable to Olympus. Within fifteen (15) days of receipt of the Alternative Proposal, Stratus shall provide Olympus written notice whether or not the Alternative Proposal is acceptable to Stratus. If Stratus fails to provide Olympus such written notice, Stratus shall be deemed to have declined the Alternative Proposal.

                         (c)  The Second Alternative Proposal.  If  Stratus
               does not accept the Alternative Proposal, Stratus shall have the right to proceed with the Development Opportunity if and only if (i) (A) the Development Opportunity is capitalized by a third party on materially more favorable terms and conditions to Stratus than that proposed by Olympus' Alternative Proposal and (B) the transaction (the "Third Party Transaction") contemplated by the Development Opportunity with the third party closes on or before six (6) months after Olympus receives written notice from Stratus that Stratus does not accept the Alternative Proposal or Stratus is deemed to have declined the Alternative Proposal, or (ii) Stratus elects to provide the Equity Funds required for the Development Opportunity without third party equity financing. A Third Party Transaction will be conclusively presumed to be on materially more favorable terms and conditions to Stratus than Olympus' Alternative Proposal if Stratus elects to present to Olympus the terms and conditions of the proposed Third Party Transaction and Olympus does not within fifteen (15) days agree to enter into a transaction regarding the Development Opportunity upon the same terms and conditions as the third party proposed; provided, however, Stratus shall not be required to present any such third party proposal to Olympus. If, within such 6-month period, Stratus has not closed the Third Party Transaction and has not closed on the Development Opportunity for its own account, Stratus and Olympus shall reconsider the Initial Proposal and the Alternative Proposal. On or before twenty (20) days after such 6-month period, Olympus may, but shall not be obligated to, provide Stratus with a second alternative proposal (the "Second Alternative Proposal"), which sets forth economic terms of the Development Opportunity that would be acceptable to Olympus. Within twenty (20) days of receipt of the Second Alternative Proposal, Stratus shall provide Olympus written notice whether or not the Second Alternative Proposal is acceptable to Stratus. If Stratus fails to provide Olympus such written notice, Stratus shall be deemed to have declined the Second Alternative Proposal. If Stratus provides Olympus such written notice that Stratus does not accept the Second Alternative Proposal or Stratus is deemed to have declined the Second Alternative Proposal, Stratus shall have the right to proceed with the Development
               Opportunity if and only if (y) the Development Opportunity is capitalized by a third party on at least as favorable terms and conditions to Stratus as the Second Alternative Proposal or (z) Stratus elects to provide the Equity Funds required for the Development Opportunity without third party equity financing.

          Notwithstanding anything to the contrary contained in this Agreement, the obligation of each party to proceed under the terms of any "Proposal" (herein so defined to mean either the Initial Proposal, the Alternative Proposal or the Second Alternative Proposal) shall be contingent upon the right of such party, for a period of thirty (30) days after receipt of the written acceptance by either Olympus or Stratus of any Proposal, to perform such due diligence and title and survey review as such party deems necessary and which is consistent with ordinary and customary real estate investment and/or underwriting criteria. Each party shall use its best efforts and act in good faith to perform all such due diligence.

                    II.2 Termination of  First Right  of Refusal.   All  of
          Stratus' and Olympus' obiligations under this Article 2 including, without limitation, the obligation of Stratus to provide Olympus any Offer shall terminate upon the earliest of
          (i) the investment or commitment by Olympus of the full amount of the Equity Funds for Development Opportunities, (ii) three (3) years after the date hereof, (iii) Olympus' failure to participate in or agree to participate in at least one (1) Development Opportunity presented by Stratus to Olympus pursuant to the terms of this Agreement within any consecutive 12-month period or (iv) the mutual agreement of the parties.

                    II.3 Olympus' Origination.   Olympus will endeavor  to,
          but shall not be obligated to, source and present new opportunities to Stratus for acquisition and development consistent with Stratus' existing business objectives. The parties acknowledge and agree that each of Olympus and Stratus and their respective affiliates shall be free to pursue and/or invest in and/or operate other business opportunities that may or may not compete with activities of the other party or its affiliates, subject to the terms and conditions set forth in this Agreement, including, specifically, without limitation, Stratus' obligation to offer Olympus a first right of refusal as set forth in this Article 2.


                                     ARTICLE III
                                PARTNERSHIP STRUCTURE


                    III.1 Formation of Partnership. On or before twenty (20) days after either Olympus or Stratus agrees in writing to any Proposal delivered to the other pursuant to the terms of Section 2.1, Olympus and Stratus agree to cause their respective entities as contemplated by Section 3.2 to execute a partnership (or, if appropriate to the situation and mutually agreeable to the parties, other limited liability vehicle) agreement which sets forth the terms and conditions of the agreement between the Olympus and Stratus partners with regard to the Development Opportunity described in such Proposal.

                    III.2 Entity Agreement. Attached as Exhibit A is the form of the partnership agreement which shall be used by Stratus and Olympus to negotiate an agreement regarding a Proposal. The economic terms of equity participation, promoted interests, if any, and distributions and other terms of the partnership agreement and related documents shall reflect the terms agreed to by both parties pursuant to the Proposal Process.
           At  the  closing  of  the  formation  of  any  partnership,  the partnership shall reimburse each party's all expenses incurred in connection with the Development Opportunity; provided, however, that the legal expenses incurred in connection with each party's negotiation of the partnership agreement shall be the responsibility of such party and not be reimbursed by the partnership. In addition, Stratus shall have the right of reimbursement of Stratus' expenses incurred in pursuing other Development Opportunities for the purposes hereof and which were agreed to by Olympus, such agreement being evidenced upon delivery by Olympus to Stratus of an executive summary of such Development Opportunity prepared and executed by Olympus, as provided in the Loan Agreement. The Olympus partner shall be a special purpose entity that will be formed by Olympus or its affiliates. The Stratus partner shall be a special purpose entity that will be formed by Stratus or its affiliates; provided that with respect to Development Opportunities relating to New Properties in which Olympus provides proceeds under the Loan Agreement between Olympus and Stratus Ventures, then the Stratus partner shall be Stratus Ventures or a wholly-owned subsidiary of Stratus Ventures. Unless otherwise agreed to in the Proposal Process, each partner's interest (i.e., Olympus, Stratus and any third party) shall be based on its respective aggregate cash capital contribution or deemed capital contribution as a percentage of the total cash capital contributions and deemed capital contributions made by all the partners. Unless otherwise agreed to in the Proposal Process, after payment of any non-partner obligations, all net cash flow from a project shall be distributed pro-rata to each partner in the ratio of its respective ownership percentages.

                    III.3 Management Agreement. Unless otherwise agreed, Stratus or its affiliate shall serve as property manager to the partnership on market terms and conditions as mutually agreed by Olympus and Stratus. Attached as Exhibit B is the form of property management agreement to be used by Stratus and
          Olympus to negotiate an agreement in connection with a  Proposal.
           The economic terms of the  compensation to the property  manager shall be presented in the Proposal  and be mutually agreeable  to the parties based upon the circumstances of the services to be rendered.

                                     ARTICLE IV
                       MANDATORILY REDEEMABLE PREFERRED STOCK
                                AND CONVERTIBLE LOAN

                    IV.1 Mandatorily   Redeemable    Preferred   Stock .
          Simultaneously with the execution of this Agreement, Oly Equities and Stratus will execute and deliver the Securities Purchase Agreement in the form of Exhibit C pursuant to which Oly Equities will purchase from Stratus 1,712,328 shares of a mandatorily redeemable preferred stock for the aggregate amount of Ten Million and No/100 Dollars ($10,000,000.00).

                    IV.2 Loan Agreement. Simultaneously with the execution of this Agreement, Oly Lender and Stratus Ventures will execute the Loan Agreement in the form of Exhibit D pursuant to which Oly Lender agrees to lend to Stratus Ventures up to Ten Million and No/100 Dollars ($10,000,000.00) to be used in Development Opportunities relating to New Properties. Stratus Ventures must draw at least Seven Million Five Hundred Thousand and No/100 Dollars ($7,500,000.00) under the Loan Agreement prior to Stratus contributing other forms of equity to the ventures, unless otherwise approved by Oly Lender; provided that nothing herein shall prohibit Stratus from funding any Development Opportunity.

                    IV.3 Investor Rights  Agreement.   Simultaneously  with
          execution of this Agreement, Oly Equities and Stratus will execute and deliver the Investor Rights Agreement in the form of Exhibit E.


                    IV.4 Conversion of Loan. Subject to the conversion limitations set forth in Article XIV of the Loan Agreement, Stratus will deliver to Oly Lender such number of shares of its common stock into which the loan is converted pursuant to the Loan Agreement at such time as Oly Lender converts the loan or portion thereof as provided in the Loan Agreement.

                                      ARTICLE V
                                    MISCELLANEOUS

                    V.1  Entire Agreement.   This Agreement, including  all
          exhibits and schedules attached hereto and all documents referenced herein or therein, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any prior agreement or understanding among them with respect to such subject matter.

                    V.2 Severability. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid under the applicable law of any jurisdiction, the remainder of this Agreement or the application of such provision to other persons or circumstances or in other jurisdictions shall not be affected thereby. Also, if any provision of this Agreement is invalid or unenforceable under any applicable law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

                    V.3 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if sent by overnight courier, hand delivered, mailed (first class registered mail or certified mail, postage prepaid) or sent by telecopy at the addresses or facsimile numbers listed below or to such other address as any party shall have last designated by notice to the other and all other parties hereto in accordance with this Section 5.3 . Notices sent by hand delivery shall be deemed to have been given when received; notices mailed in accordance with the foregoing shall be deemed to have been given three days following the date so mailed; notices sent by telecopy shall be deemed to have been given when electronically confirmed; and notices sent by overnight courier shall be deemed to have been given on the next business day following the date so sent.

            If to Olympus:              Oly Fund II GP Investments, L.P.
                                        200 Crescent Court, Suite 1650
                                        Dallas, Texas 75201
                                        Attention:  Hal R. Hall
                                        Telecopy:  (214) 740-7355

             with a required copy to:   Robert C. Feldman, Esq.
                                        Weil, Gotshal & Manges LLP
                                        100 Crescent Court, Suite 1300
                                        Dallas, Texas 75201
                                        Telecopy:  (214) 746-7777

             If to Oly Lender:          Oly Lender Stratus, L.P.
                                        200 Crescent Court, Suite 1650
                                        Dallas, Texas 75201
                                        Attention:  Hal R. Hall
                                        Telecopy:  (214) 740-7355

             with a required copy to:   Robert C. Feldman, Esq.
                                        Weil, Gotshal & Manges LLP
                                        100 Crescent Court, Suite 1300
                                        Dallas, Texas 75201
                                        Telecopy:  (214) 746-7777

             If to Oly Equities:        Oly/Stratus Equities, L.P.
                                        200 Crescent Court, Suite 1650
                                        Dallas, Texas 75201
                                        Attention:  Hal R. Hall
                                        Telecopy:  (214) 740-7355

             with a required copy to:   Robert C. Feldman, Esq.
                                        Weil, Gotshal & Manges LLP
                                        100 Crescent Court, Suite 1300
                                        Dallas, Texas 75201
                                        Telecopy:  (214) 746-7777

             If to Stratus:             Stratus Properties Inc.
                                        98 San Jacinto Blvd., Suite 2200
                                        Austin, Texas 78701
                                        Attention:  William H.  Armstrong, III
                                        Telecopy:  (512) 478-6340

             with a required copy to:   John G. Amato
                                        1615 Poydras Street
                                        New Orleans, Louisiana 70112
                                        Telecopy:  (504) 585-3513

             If to Stratus Ventures:    Stratus  Ventures  I  Borrower  L.L.C.
                                        98 San Jacinto Blvd., Suite 2200
                                        Austin, Texas 78701
                                        Attention:   William H. Armstrong, III
                                        Telecopy:  (512) 478-6340

             with a required copy to:   John G. Amato
                                        1615 Poydras Street
                                        New Orleans, Louisiana 70112
                                        Telecopy:  (504) 585-3513

                    V.4 Governing Laws. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas (without regard to principles of conflicts of laws).

                    V.5 Successors and Assigns. Except as otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of Olympus, Oly Lender, Oly Equities, Stratus and Stratus Ventures and their respective successors and permitted assigns. Each of Olympus, Oly Lender and Oly Equities shall have the right to assign its rights and obligations to an affiliate controlled by or under common control with Olympus Real Estate Fund II, L.P, which is at all times in a position to fund the financial obligations hereunder.

                    V.6 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall constitute one and the same instrument.

                    V.7 Headings. The section and article headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision hereof.

                    V.8 Other Terms. All references to "Articles" and "Sections" contained in this Agreement are, unless specifically indicated otherwise, references to articles, sections, subsections and paragraphs of this Agreement. Whenever in this Agreement the singular number is used, the same shall include the plural where appropriate (and vice versa), and words of any gender shall include each other gender where appropriate. As used in this Agreement, the following words or phrases shall have the meanings indicated: (i) "or" shall mean "and/or"; (ii) "day" shall mean a calendar day; (iii) "including" or "include" shall mean "including without limitation"; and (iv) "law" or "laws" shall mean statutes, regulations, rules, judicial orders and other legal pronouncements having the effect of law. Whenever any provision of this Agreement requires or permits a party to take or omit to take any action, or make or omit to make any decision, unless the context clearly requires otherwise, such provision shall be interpreted to authorize an action taken or omitted, or a decision made or omitted, by the party acting alone and in good faith.

                    V.9  No Recordation.   Neither this  Agreement nor  any
          document referring to this Agreement shall be recorded in any county, public or official records other than as exhibits to Stratus' reports filed with the Securities and Exchange
          Commission or otherwise as required pursuant to any legal obligations of any of the parties or their affiliates. If requested by any party, upon expiration or other termination of this Agreement or any obligations or rights hereunder, the parties will promptly execute any document reasonably necessary to evidence to third parties the termination of this Agreement or any obligations or rights hereunder.

               IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.


          OLYMPUS:


               Oly Fund II GP Investments, L.P.,
               a Texas limited partnership

               By:  Oly Real Estate Partners II, L.P.,
                    a Texas limited partnership,
                    its general partner

                    By:  Oly REP II, L.P.,
                         a Texas limited partnership,
                         its general partner

                         By:  Oly Fund II, LLC,
                              a Texas limited liability company,
                              its general partner

                              By:  /s/Hal R. Hall
                                   --------------
                                   Hal R. Hall
                                   Vice President




          OLY LENDER:


               OLY LENDER STRATUS, L.P.,
               a Texas limited partnership

               By:  Oly Fund II GP Investments, L.P.,
                    a Texas limited partnership,
                    its general partner

                    By:  Oly Real Estate Partners II, L.P.,
                         a Texas limited partnership,
                         its general partner

                         By:  Oly REP II, L.P.,
                              a Texas limited partnership,
                              its general partner

                              By:  Oly Fund II, LLC,
                                   a Texas limited liability company,
                                   its general partner

                                   By:  /s/ Hal R. Hall
                                        ---------------
                                        Hal R. Hall
                                        Vice President


          OLY/STRATUS:


               OLY/STRATUS EQUITIES, L.P.,
               a Texas limited partnership

               By:  Oly Fund II GP Investments, L.P.,
                    a Texas limited partnership,
                    its general partner

                    By:  Oly Real Estate Partners II, L.P.,
                         a Texas limited partnership,
                         its general partner

                         By:  Oly REP II, L.P.,
                              a Texas limited partnership,
                              its general partner

                              By:  Oly Fund II, LLC,
                                   a Texas limited liability company,
                                   its general partner

                                   By:  /s/Hal R. Hall
                                        --------------
                                        Hal R. Hall
                                        Vice President



          STRATUS:


               STRATUS PROPERTIES INC.,
               a Delaware corporation



               By:  /s/ William H. Armstrong III
                    ----------------------------
                    William H. Armstrong, III
                    President



          STRATUS VENTURES:


               STRATUS VENTURES I BORROWER L.L.C.,
               a Delaware limited liability company

               By:  Stratus Properties Inc.,
                    a Delaware corporation,
                    its sole member



                    By:  /s/ William H. Armstrong III
                         ----------------------------
                         William H. Armstrong, III
                         President






                                      EXHIBIT A

                             FORM PARTNERSHIP AGREEMENT

                                     [ATTACHED]




                                      EXHIBIT B

                              FORM MANAGEMENT AGREEMENT

                                     [ATTACHED]



                                     EXHIBIT C

                            SECURITIES PURCHASE AGREEMENT

                   FILED AS SEPARATE EXHIBIT TO CURRENT REPORT ON
                                     FORM 8-K


                                      EXHIBIT D

                                   LOAN AGREEMENT

                   FILED AS SEPARATE EXHIBIT TO CURRENT REPORT ON
                                    FORM 8-K



                                      EXHIBIT E

                             INVESTORS RIGHTS AGREEMENT

                   FILED AS SEPARATE EXHIBIT TO CURRENT REPORT ON
                                    FORM 8-K


                                   SCHEDULE 2.1(a)

                              INITIAL PROPOSAL OUTLINE


          The following outline shall be representative of the information that would normally be included in Initial Proposals that Stratus presents to Olympus, to the extend reasonably available. Content and format may vary from one Initial Proposal to another depending on (i) the type of property being considered (i.e., office building vs. residential subdivision), (ii) the status of the project (i.e., existing vs. proposed) and (iii) the availability of information.

          1.   Executive Summary
               A  synopsis  of  the  project,  product,  pricing,  proposed
               program,  timing,   capital   requirements   and   resulting
               financial projections.

          2.   Location Maps
               Regional, area and local maps sufficient to locate the project.

          3.   Property Photographs
               Aerial,  elevation,   interior  and   area  photographs   to
               illustrate the project and surrounding area.

          4.   Drawings
               Site plans, building elevations and floor plans shall be included when appropriate and/or available.

          5.   Proposed Transaction Terms
               Proposed participants, expected capital contributions, relative ownership, cash distribution priority, if any, third party debt requirements, debt guarantees, partnership governance and project management oversight and compensation shall be outlined. Changes/variances to the partnership agreement and management agreement templates shall be highlighted.

          6.   Plan
               A bullet point synopsis of the program envisioned to develop, sell and/or operate the project, including a summary of the project and its pricing, to the extent practical and appropriate.

          7.   Financial Projections
               Annual financial projections using discounted cash flow analysis to evaluate the following three (3) scenarios: best case, prudent case and pessimistic case. The financial projections shall also include revenue, operating expense, capital expenditures, annual debt service, cumulative source/use statement and individual partner returns, to the extent practical and appropriate.

          8.   Schedule
               A high-level bar chart (Gantt chart) summarizing the tasks to complete prior to closing along with the tasks and milestones for the project that occur subsequent to closing.

          9.   Due Diligence Matters & Risk Assessment
               A summary of completed and ongoing due diligence work, including any material risks identified.

          10.  Appendix
               Proposals may also include appropriate and pertinent supporting information such as the following: purchase agreement, market research product inventory listings, entitlement information.

          11. Recovery by Stratus of "Pursuit Costs" of Prior Development Opportunities
               Proposals will identify reimbursable actual direct expenses incurred by Stratus in connection with its pursuit of prior Development Opportunities to be offered to Olympus.

          12. Revisions to the Representations and Warranties of Stratus and Stratus Ventures Made in the Loan Agreement
               Proposals may also include any revisions to be made to the terms and conditions of the representations and warranties made by Stratus and Stratus Ventures in Loan Agreement.


                                                      Exhibit A



                     _______________________ LIMITED PARTNERSHIP
                            (A Texas Limited Partnership)



                            LIMITED PARTNERSHIP AGREEMENT







                                ____________________



                            Dated as of __________, 1998


                                ____________________







                                  TABLE OF CONTENTS
                                                                       Page


                                      ARTICLE 1
                                     Definitions


               1.1    Definitions.......................................  1


                                      ARTICLE 2
                                    Organization


               2.1    Formation of Limited Partnership..................  8

               2.2    Name..............................................  8

               2.3    Character of Business.............................  8

               2.4    Registered Office and Agent.......................  8

               2.5    Fiscal Year.......................................  8


                                      ARTICLE 3
                                Capital Contributions


               3.1    Capital Contributions to the Partnership..........  8

               3.2    Additional Capital Contributions..................  9

               3.3    No Return of Capital Contributions................ 11

               3.4    Interest.......................................... 11


                                      ARTICLE 4
                         Rights and Obligations of Partners


               4.1    Management of Partnership......................... 11

               4.2    Management Committee.............................. 12

               4.3    Major Decisions................................... 14

               4.4    Budgets and Reports............................... 15

               4.5    Powers of the Operating Partner................... 15

               4.6    Liability of Partners............................. 15

               4.7    Other Activities of Partners...................... 16


                                      ARTICLE 5
                              Exculpation and Indemnity


               5.1    Exculpation....................................... 16

               5.2    Indemnity......................................... 16


                                      ARTICLE 6
                            Distributions and Allocations


               6.1    Distributions..................................... 17

               6.2    Tax Allocations................................... 17


                                      ARTICLE 7
                        Admissions, Transfers and Withdrawals


               7.1    Admission of New Partners......................... 17

               7.2    Transfer of Partnership Interests................. 17

               7.3    Buy/Sell.......................................... 18

               7.4    No Substituted Partners........................... 21

               7.5    Withdrawal of Partners............................ 21


                                      ARTICLE 8
                       General Accounting Provisions and Books


               8.1    Books of Account; Tax Returns..................... 21

               8.2    Place Kept; Inspection............................ 22

               8.3    Tax Matters Partner............................... 22


                                      ARTICLE 9
                               Amendments and Waivers

               9.1    Amendments and Waivers............................ 22

               9.2    Certain Other Amendments.......................... 22


                                     ARTICLE 10
                             Dissolution and Termination


               10.1   Dissolution....................................... 23

               10.2   Accounting on Dissolution......................... 24

               10.3   Termination....................................... 24

               10.4   No Negative Capital Account Obligation............ 24

               10.5   No Other Cause of Dissolution..................... 24

               10.6   Merger............................................ 25


                                     ARTICLE 11
                                    Miscellaneous


               11.1   Waiver of Partition............................... 25

               11.2   Entire Agreement.................................. 25

               11.3   Severability...................................... 25

               11.4   Notices........................................... 25

               11.5   Governing Laws.................................... 25

               11.6   Successors and Assigns............................ 26

               11.7   Counterparts...................................... 26

               11.8   Headings.......................................... 26

               11.9   Other Terms....................................... 26

               11.10  Power of Attorney................................. 26

               11.11  Transfer and Other Restrictions................... 27





                     ______________________ LIMITED PARTNERSHIP
                            LIMITED PARTNERSHIP AGREEMENT


               This Limited Partnership Agreement (this "Agreement") of _____________________,a__________________(the "Part Partner")
          and _____________________, as the financial partner (the "Financial Partner") and __________________,a ______________________________
          are referred to herein as the "Limited Partners"). The General Partners and the Limited Partners are herein collectively
          referred   to  as   the   "Partners" and individually referred to
          as a  "Partner".  The Operating  Partner is additionally referred
          to  as "FM."   The Financial Partner  is additionally referred to
          as "Olympus."


                                      RECITALS

               A. The parties hereto desire to form a limited partnership under the Act (as defined below).

               B. The Partnership is being formed for the purpose of acquiring, owning, developing and reselling that certain property located in __________________________________________and known as
          ________________________ (the "Property").


               C. The initial Partners hereto desire to enter into this Agreement to establish their respective rights and obligations with respect to the Partnership and to provide for the orderly management of the affairs of the Partnership.

               NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Partners hereby agree as follows:

                                      ARTICLE 1
                                     Definitions

                   1.1     Definitions.   As used  in this  Agreement,  the
          following terms shall have the following meanings:

                   "Act" shall have the meaning set forth in Section 2.1.

                   "Affiliate" shall mean,  when used with  reference to  a
               specified Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the specified Person. As used in this definition of Affiliate, the term "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

                   "Business"  shall  mean  all  tangible  and   intangible
               property of the Partnership as of the date of the Buy/Sell offer and any proceeds therefrom subject to all obligations or liabilities associated therewith.

                   "Business  Day"  shall  mean   any  day  other  than   a
               Saturday, Sunday, or holiday on which national banking associations in the State of Texas are authorized or required to be closed.

                   "Business Plan" shall  mean the  business plan  attached
               hereto as Exhibit A and incorporated herein, and as may be amended from time to time in accordance with the provisions hereof or as may attached hereto within sixty (60) days of the execution of this Agreement upon approval of the Management Committee.

                   "Buy-Sell" shall have the  meaning set forth in  Section
               7.3.

                   "Buy/Sell Closing  Date"  shall  have  the  meaning  set
               forth in Section 7.3.

                   "Buy/Sell Election Period"  shall have  the meaning  set
               forth in Section 7.3.

                   "Buy/Sell Offer"  shall have  the meaning  set forth  in
               Section 7.3.

                   "Buy/Sell Purchaser" shall  have the  meaning set  forth
               in Section 7.3.


                   "Buy/Sell Seller" shall  have the meaning  set forth  in
               Section 7.3.


                   "Capital  Account"   shall  mean   a  separate   account
               maintained for each Partner in accordance with the provisions of Regulation section 1.704-1(b)(2)(iv). Each Partner shall have only one Capital Account, regardless of the number of classes of units or other interests in the Partnership owned by such Partner. Initially, the Capital Account of each Partner shall have a positive balance equal to its initial Capital Contribution. Such Capital Account shall thereafter be adjusted in accordance with the following provisions:

                      (a) Additions. The Capital Account shall be increased by the sum of (i) except as otherwise provided in paragraph (f) below in the case of a contribution of a promissory note, the amount of cash and the fair market value (determined as of the date of contribution, without regard to section 7701(g) of the Code, including a constructive contribution resulting from a termination and reconstitution of the Partnership under section 708(b)(1)(B) of the Code) of property contributed, or deemed to have been contributed, to the capital of the Partnership by the Partner, net of any liabilities assumed by the Partnership in connection with such contribution or to which the contributed property is subject under section 752 of the Code; plus (ii) the amount of any net income or other item of income or gain allocated to the Partner pursuant to Article 6 hereof.

                      (b) Subtractions. The Capital Account shall be reduced by the sum of (i) the amount of any net loss or other item of expense, loss or deduction allocated to the Partner pursuant to Article 6 hereof; plus (ii) the Distribution Value (determined without regard to section 7701(g) of the Code) of any cash or other property distributed, or deemed to have been distributed, by the Partnership to the Partner, net of any liabilities assumed by the distributee in connection with the distribution or to which the cash or other distributed property is subject under section 752 of the Code.

                      (c)  Other Adjustments.   The  Capital Account  shall
                   otherwise be adjusted by the Financial Partner in accordance with the other capital account maintenance rules of Regulation section 1.704-1(b)(2)(iv). In connection with the foregoing:

                      (d) Determination of Fair Market Value. In determining the balance of each Partner's Capital Account, and for all other purposes of this Agreement, the fair market value of an asset contributed to or distributed by the Partnership shall be determined in good faith by the General Partners (which shall use their reasonable efforts not to overstate or understate
                   the  fair   market   value   of  any   such   asset).
                   Notwithstanding the preceding sentence, it is understood that no Partner shall have any obligation to contribute any real property asset to the Partnership unless all General Partners have agreed to the fair market value of the asset. [NOTE: The valuation of significant property assets will be reflected in the offer, as such term is defined in the Master Agreement (the "Master Agreement"), between [Oly/FM Funding] and
                   FM Properties Inc., dated May 22, 1998, and agreed to prior to the creation of the Partnership.]

                      (e) Capital Account of Transferee. A transferee of all or part of an interest in the capital and profits of the Partnership shall succeed to the Capital Account of the transferor to the extent that such Capital Account relates to the transferred interest.

                      (f) Contribution of Note. Notwithstanding any other provision of this definition of Capital Account, if a Partner has contributed his promissory note to the capital of the Partnership and such note is not readily traded on an established securities market, then the principal of such note shall not be credited to the Partner's Capital Account until and to the extent that either (i) the Partnership makes a taxable disposition of the note or (ii) principal payments are made on the note, all in accordance with Regulation section 1.704-1(b)(2)(iv)(d)(2).

                   "Capital Contribution" shall  mean the  gross amount  of
               cash or the fair market value of other property contributed or caused to be contributed to the capital of the Partnership by a Partner with respect to such Partner's capital account.

                   "Cash Flow"  of the  Partnership  for any  period  shall
               mean any and all cash revenues generated from the ownership, sale of lots, sale of undeveloped parcels, lease and other operation of the Partnership assets and any and all capital transaction proceeds minus the sum of (i) any operating and capital expenses incurred in the operation of the business of the Partnership, including without limitation any payments of interest and principal (other than payments of principal that are refinanced by the Partnership) on Partnership indebtedness required by the lender of such indebtedness during the quarterly period in question, and
               (ii) a reasonable reserve for necessary or desirable operating and capital expenses of the Partnership that are anticipated to be incurred or to become due and payable within six (6) months as the Management Committee, in the exercise of its reasonable discretion and as is consistent with the Operating Budget and the Business Plan, shall determine.

                   "Code" shall mean the Internal Revenue Code of 1986  and
               any successor statute, as amended from time to time.

                   "Contribution Percentage" of a General Partner shall  be
               based on the actual equity capital contributions of such Partner in relation to the total equity capital contributions of all General Partners.

                   "Deadlock"  shall  mean  the  failure  of  the   General
               Partners to agree with respect to any Major Decision or other issue with respect to the Partnership which could have a material adverse effect or impact to the Partnership if such issue remains unresolved between the Partners.

                   "Deemed Recipient" shall have  the meaning set forth  in
               Section 3.2.

                   "Default Amount"  shall have  the meaning  set forth  in
               Section 3.2.

                   "Default Date"  shall  have  the meaning  set  forth  in
               Section 3.2.

                   "Defaulting Partner" shall  have the  meaning set  forth
               in Section 3.2.


                   "Distribution  Period"  shall  mean   (i)  the   period
               beginning on the Effective Date and ending on ___________, ____ and (ii) each calendar quarter thereafter.

                   "Distribution Value"  shall mean  the dollar  amount  of
               any cash distribution and the fair market value, as jointly determined in good faith by the Partners (each of which shall use its reasonable efforts not to overstate or understate fair market value), of any non-cash property distribution at the time of the distribution, net of the distributee's share of any liabilities to which the distributed property is subject and net of any liabilities assumed by the distributee.

                   "Effective Date"  shall have  the meaning  set forth  in
               the preamble to this Agreement.

                   "Escrow Agent"  shall  have  the meaning  set  forth  in
               Section 7.3.

                   "Financial Partner" shall mean [Olympus], together  with
               its successors and assigns.

                   "FM" shall have  the meaning set  forth in the  preamble
               of this Agreement.

                   "FM Representative" shall have the meaning set forth  in
               Section 4.2.

                   "Indemnified Parties" shall have  the meaning set  forth
               in Section 7.3.

                   "Loan" shall have the meaning set forth in Section 3.1.

                   "Lender" shall  have the  meaning set  forth in  Section
                3.1.

                   "Major Decision" means any decision with respect to  (1)
               approval of the Business Plan, including the decision to make additional Capital Contributions except as provided in
               Section 3.2(a); (2) approval of the Operating Budget; (3) approval of the plans and specifications for the Property, and the subsequent approval of all material change orders or amendments given in substitution for such approved plans and specifications; (4) approval of any financing or refinancing, whether secured or unsecured, unless previously approved in the Business Plan or annual Operating Budget;
               (5) approval of acquisition of any additional property, (6) approval of admission or withdrawal of any Partners to the Partnership, (7) approval of any sale, exchange or other disposition of the Property unless pursuant to governance deadlock provision in Section 7.3 below or in the Business Plan or annual Operating Budget; (8) approval of any amendments to the Agreement; (9) approval of any termination or dissolution of the Partnership; and (10) appointment of a successor property manager pursuant to Section 4.1.

                   "Management Agreement" shall have the meaning set  forth
               in Section 4.1.

                   "Management Committee" shall have the meaning set  forth
               in Section 4.2.

                   "Mandatory  Additional  Contribution"  shall  have   the
               meaning set forth in Section 3.2.

                   "Non-Defaulting Partners"  shall  have the  meaning  set
               forth in Section 3.2.

                   "Offer Amount"  shall  have  the meaning  set  forth  in
               Section 7.3.

                   "Offer Deposit"  shall  mean  the sum  of  Five  Hundred
               Thousand and No/100 Dollars ($500,000.00) in cash.

                   "Offeree" shall have  the meaning set  forth in  Section
                7.3.

                   "Offeror" shall have  the meaning set  forth in  Section
                7.3.

                   "Olympus" shall  have  the  meaning  set  forth  in  the
                preamble of this Agreement.

                   "Olympus Representative "  shall  have  the  meaning  set
                forth in Section 4.2.

                   "Operating  Budget "  shall  mean  the  budget   attached
               hereto as Exhibit B and incorporated herein, as may be amended from time to time in accordance with the provisions hereof, or to be attached hereto within sixty (60) days of the execution of this Agreement upon approval by the Management Committee in accordance with this Agreement.

                   "Operating Partner" shall mean  [FM], together with  its
               successors or assigns.

                   "Partner"  shall   mean   any  Person   executing   this
               Agreement as of the Effective Date as a partner or hereafter admitted to the Partnership as a partner as provided in this Agreement, but does not include any Person who has ceased to be a Partner of the Partnership.

                   "Partnership" shall have  the meaning set  forth in  the
               preamble to this Agreement.

                   "Partnership Interest" shall have the meaning set  forth
               in Section 7.3.

                   "Person" shall  mean an  individual, partnership,  joint
               venture, limited partnership, limited liability company, foreign limited liability company, trust, business trust, estate, corporation, custodian, trustee, executor, administrator, nominee, association, cooperative or entity in a representative capacity.

                   "Property" shall  have  the  meaning set  forth  in  the
               preamble of this Agreement.

                   [To be used where applicable: "Preferred Return" shall mean the following:

                      (a) With respect to the first Distribution Period, the Preferred Return of a Partner shall be the product of (i) the Unreturned Capital of such Partner from time to time during such Distribution Period, times (ii) [_________ percent (____%)], times (iii) a fraction, the numerator of which is the number of days in such Distribution Period and the denominator of which is three hundred and sixty-five (365).

                      (b) With respect to each Distribution Period following the first Distribution Period, the Preferred Return of a Partner shall be the sum of (i) the excess (if any) of such Partner's Preferred Return determined as of the last day of the Distribution Period immediately preceding the Distribution Period under consideration over any distribution made to such Partner pursuant to Section 6.1 hereof with respect to such immediately preceding Distribution Period, plus
                   (ii) the product of  (A) the sum of  (1) the excess  (if
                   any) of such Partner's Preferred Return determined as of the last day of the Distribution Period immediately preceding the Distribution Period under consideration over any distribution made to such Partner pursuant to
                   Section 6.1 hereof with respect to such immediately preceding Distribution Period, plus (2) the Unreturned Capital (if any) of such Partner from time to time during the Distribution Period under consideration, times (B) [_______ percent (____%)], times (C) a fraction, the numerator of which is the number of days in the Distribution Period under consideration and the denominator of which is three hundred and sixty-five
                   (365).]

                   "Receipt Amount"  shall have  the meaning  set forth  in
                    Section 7.3.

                   "Regulation"    shall    mean    Treasury    Regulations
                    promulgated under Title 26 of the United States Code.

                   "Replacement Loan" shall have  the meaning set forth  in
                    Section 3.2.

                   "Representative" shall  have the  meaning set  forth  in
                    Section 4.2.

                   "Required Capital Contributions" shall have the  meaning
                    set forth in Section 3.1.

                   "Required Interest"  shall  mean  both  of  the  General
                    Partners.

                   "Sharing Ratio"  shall have  the  meaning set  forth  on
          Schedule I attached hereto.


                   "Tax Matters Partner" shall have the meaning set forth in Section 8.3.

                   "Unreturned Capital" as of a date shall mean the following:

                      (a) In the case of each of the Partners, its Unreturned Capital shall be the excess, if any, of the total Capital Contributions made by such Partner over the total distributions received by such Partner under [Section 6.1(ii)] hereof prior to the date as of which such Partner's

               Unreturned Capital is determined.

                      (b) In the case of a transferee of an interest in the Partnership, the transferee's Unreturned Capital shall be the Unreturned Capital as of the date of the transfer of the transferor times a fraction, the numerator of which is the Contribution Percentage attributable to the interest in Partnership capital and profits transferred by the transferor to the transferee, and the denominator of which is the sum of the Contribution Percentages attributable to both the interest in Partnership capital and profits retained by the transferor (if any) and the interest in
               Partnership capital and profits transferred by the transferor to the transferee. Likewise, the Unreturned Capital of the transferor shall be reduced by the Unreturned Capital of the transferee to whom all or part of the transferor's interest in Partnership capital and profits has been transferred.

                                      ARTICLE 2
                                    Organization


                   2.1     Formation of Limited Partnership.  The  Partners
          have formed a limited partnership pursuant to and in accordance with the provisions of the Texas Revised Limited Partnership Act, as from time to time amended ("Act"). The Financial Partner shall file, on behalf of the Partnership a certificate of limited partnership with the office of the Secretary of State of Texas.

                   2.2 Name. The name of the Partnership is Oly FM [Property Name] L.P. The Management Committee may change the name of the Partnership from time to time and shall give prompt written notice thereof to the Operating Partner and each Limited Partner; provided, however, that such name may not contain any portion of the name or mark of the Partners without such Partner's consent. In such event, the Financial Partner shall promptly file in the office of the Secretary of State of Texas an amendment to the Partnership's certificate of limited partnership reflecting such change of name.

                   2.3 Character of Business. The purpose of the Partnership shall be (i) to acquire, hold, develop, sell, encumber, or otherwise act with respect to investments, direct or indirect, in the Property, and (ii) to engage in such other business as may be conducted by a limited partnership organized under the laws of the State of Texas.

                   2.4 Registered Office and Agent. The name and address of the Partnership's initial registered agent are Olympus Real Estate Corporation, 200 Crescent Court, Suite 1650, Dallas, Texas 75201. The Partnership's initial principal place of business shall be 200 Crescent Court, Suite 1650, Dallas, Texas 75201. The Financial Partner may change such registered agent, registered office, or principal place of business from time to time. The Financial Partner shall give prompt written notice of any such change to the Operating Partner and each Limited Partner. The Partnership may from time to time have such other place or places of business within or without the State of Texas as may be determined by the Financial Partner.

                   2.5 Fiscal Year. The fiscal year of the Partnership shall end on December 31 of each calendar year unless, for United States federal income tax purposes, another fiscal year is required. The Partnership shall have the same fiscal year for United States federal income tax purposes and for accounting purposes.


                                      ARTICLE 3
                                Capital Contributions


                   3.1 Capital Contributions to the Partnership. The Partners shall contribute or be deemed to have contributed capital to the Partnership in the amounts respectively set forth opposite their names on Schedule I to this Agreement on the
          Effective Date (collectively, the "Required Capital Contributions"). Also, in addition to the Required Capital Contributions, the Partners acknowledge that in order to purchase and develop the Property, the Partnership will need to secure from a third party lender (the "Lender") a term loan, which shall be in the amount set forth in the Business Plan and on terms and conditions satisfactory to the Management Committee and approved in accordance with this Agreement (the "Loan").

                   3.2     Additional Capital Contributions.

                      (a)  After  the  funding  of  the  Required   Capital
               Contribution set forth above (including any amounts deemed to have been contributed), and to the extent not available from proceeds of the Loan, either (i) the General Partners may agree to make additional Capital Contributions to the Partnership as are deemed advisable by the General Partners (each exercising their independent discretion) and by amendment to the Business Plan, or (ii) if either (A) there has been a default or an event of default under the Loan or
               (B) additional capital is necessary to complete any capital improvement program approved in the Business Plan, or
               (C) funds are necessary for continued operation of the Property consistent with the Business, then the Financial Partner may elect to call or not call for additional Capital Contributions (in each case, the "Mandatory Additional Contribution") to be made to the Partnership to cure any default or event of default under the Loan or to complete such capital improvement program or fund operations. The Mandatory Additional Contribution in question shall be made by the General Partners pro rata, based on the Contribution Percentages of the General Partners. This Section 3.2 is solely for the benefit of the Partners, and shall not, nor shall it be deemed to, create any rights in, or provide any benefit to, any other person or entity, and the decision to make additional contributions to the Partnership shall be made in the sole and absolute discretion of the Financial Partner, except as my be provided in the Business Plan.

                      (b)  Each General Partner shall  be required to  make
               its Mandatory Additional Contribution to the Partnership on or before twenty-one (21) days after written notice to such Partner ("Default Date"). In the event any General Partner fails to make a Mandatory Additional Contribution as required by this Section 3.2 within the time period set forth herein (such Partner, being herein referred to as the "Defaulting Partner"), then, the "Non-Defaulting Partners" (herein so called) shall be entitled, as their sole and exclusive remedy for such failure, by giving written notice to the Defaulting Partner to make a loan (the "Replacement Loan") to the Defaulting Partner in the amount of such Mandatory Additional Contribution, which Replacement Loan
               (i) shall be applied solely to fund the delinquent Mandatory Additional Contribution, (ii) shall have a term of one hundred twenty (120) days from the date of such loan and
               (iii) shall bear interest at the lesser of (A) eighteen percent (18%) per annum and (B) the maximum rate of interest which may be charged, collected or contracted for under applicable law, with accrued interest due at the maturity of such loan (each such Replacement Loan together with all accrued interest thereon from time to time, the "Default Amount"). Anything contained in this Agreement to the contrary notwithstanding, any Partner who becomes a Defaulting Partner shall immediately and without any further demand, notice or cure period (time being of the essence herein) automatically cease to have a right to vote on all Partnership decisions from and after the Default Date for any purposes hereunder for the remainder of the life of the Partnership (unless reinstated as described below); provided, however, if a Defaulting Partner shall pay the Default Amount in full to the Non-Defaulting Partners who elected to make such loan, on or before the expiration of the 120-day term of the Replacement Loan to such Defaulting Partner, such Defaulting Partner's voting rights hereunder shall be automatically re-instated (effective as of the date such Default Amount is paid in full) for all purposes including voting rights. If the Default Amount is not paid in full on or before the expiration of the 120-day period, the Defaulting Partner's voting rights shall not be reinstated upon the subsequent payment of the Default Amount.

                      (c) The Partners further agree that if the Default Amount is not repaid to the Non-Defaulting Partners within the 120-day term, then, without demand, notice or cure period (time being of the essence herein), such Default Amount shall for all purposes hereunder be deemed to be a Capital Contribution by the Non-Defaulting Partners to the Partnership effective as of the expiration of such 120-day term of such Replacement Loan, which deemed Capital Contribution shall be credited as an amount equal to the product of 200% times the Default Amount, and the Capital Account of the Defaulting Partner shall for all purposes be appropriately reduced to reflect such treatment; provided, however, with respect to any Default Amount attributable to a Replacement Loan made more than one hundred twenty (120) days after the initial Replacement Loan (which is not repaid during its 120-day term) is made by one or more Non-Defaulting Partner, the deemed Capital Contribution shall be credited as an amount equal to the product of 300% times the Default Amount, and in each case the distribution percentages of the Defaulting Partner (i.e., the pro rata share of the particular distribution which such Partner would otherwise receive under such sections) shall be reduced by, and the distribution percentages of each Non-Defaulting Partner who makes its pro rata share of such loan shall be increased by an amount equal to the quotient of (i) 200% (or 300%, as the case may be) times the Default Amount, divided by (ii) the aggregate Capital Contributions made by the Partners to the Partnership prior to the date of calculation (including the Mandatory Additional Contributions of all Non-Defaulting Partners but excluding the Default Amount then in question).

                      (d) The new distribution percentages computed in accordance with this Section 3.2 shall remain in effect under this Agreement unless and until there is a subsequent adjustment to the distribution percentages. Notwithstanding the foregoing, no Partner's distribution percentage shall be reduced under any circumstance to less than zero, nor shall any Partner's distribution percentage be increased under any circumstance to more than 100%. Mandatory Additional Contributions shall be made pro rata, based on the relative Contribution Percentages of the General Partners.

                      (e) Each Partner which becomes a Defaulting Partner hereby irrevocably grants to the other Partners a continuing, first priority, perfected security interest in the Partnership Interest of such Defaulting Partner to secure the prompt payment of each Replacement Loan made to such Defaulting Partner until such time, if ever, as the Default Amount with respect to the Replacement Loan under consideration has been converted to a deemed Capital Contribution pursuant to Section 3.2(c). On or before fifteen (15) days after any written request of any Non-Defaulting Partner, the Defaulting Partner shall execute and deliver a UCC-1 financing statement in form and substance acceptable to such Non-Defaulting Partner to evidence such security interest, the failure of which shall constitute a default under the Replacement Loan. Prior to a default or maturity of a Replacement Loan, and without limiting the remedies of the Non-Defaulting Partners, at the election of the Non-Defaulting Partners, all distributions payable to any Defaulting Partner under this Agreement shall be payable directly to the Non-Defaulting Partners (pro rata based on the relative amount of the Replacement Loan made by such Non-Defaulting Partner) until the Replacement Loan(s) of such Defaulting Partner are paid in full (or converted to a deemed Capital Contribution), shall be paid directly to the Non-Defaulting Partners until the entire amount of the Replacement Loan is paid in full. Any amounts paid directly to a Non-Defaulting Partner pursuant to the terms of the preceding sentence shall be treated as paid to the person (the "Deemed Recipient") entitled to receive the amount of the distribution in the absence of the requirements of the preceding sentence (thereby discharging the Partnership's obligation to make the payment in question to the Deemed Recipient) and then as applied by the Deemed Recipient on behalf of the Defaulting Partner to the repayment of the Defaulting Partner's loan.

                      (f)  EXCEPT AS  SET  FORTH  IN SECTION  3.1 OR  THIS
               SECTION 3.2, NO ADDITIONAL CAPITAL CONTRIBUTIONS SHALL BE REQUIRED BY ANY PARTNER UNLESS AN EXPRESS WRITTEN CALL FOR A CAPITAL CONTRIBUTION IS MADE BY THE FINANCIAL PARTNER TO EACH OF THE GENERAL PARTNERS.

                   3.3 No Return of Capital Contributions. No Partner is entitled to a return of its Capital Contribution, but shall look solely to distributions from the Partnership as provided for in Article 6 of this Agreement.

                   3.4 Interest. No Partner shall be entitled to interest on its Capital Contribution or its Capital Account, provided that each Partner's Capital Contribution shall accrue the Preferred Return (which shall not be deemed to be interest) as set forth herein. Any interest actually received by reason of temporary investment of any part of the Partnership's funds shall be included in the Partnership's funds.


                                      ARTICLE 4
                         Rights and Obligations of Partners


                   4.1     Management  of  Partnership.    The  management,
          control and direction of the Partnership and its operations, business and affairs shall be vested exclusively in the Management Committee, which shall have the right, power and authority, acting solely by itself and without the necessity of approval by any Limited Partner or any other person, to carry out any and all of the purposes of the Partnership and to perform or refrain from performing any and all acts that the Management Committee may deem necessary, desirable, appropriate or incidental thereto, except as otherwise provided in this Agreement; provided, however, that the Operating Partner shall manage the Partnership and its operations, business and affairs solely as described in Section 4.5. The Management Committee may assume the management duties and responsibilities of the Operating Partner as set forth in Section 4.5 at any time in the event the Management Committee determines in its good faith discretion that either (i) the Operating Partner has acted negligently or with willful misconduct in performing its duties or (ii) the monthly financial reports of the Partnership reveal a material adverse deviation from the Business Plan more than three
          (3) times within any twelve (12) month period. The Management Committee agrees that prior to its exercise of its right to assume the management duties and responsibilities of the Operating Partner as result of either default by the Operating Partner, the Management Committee shall first deliver written notice of said default to the Operating Partner and give the Operating Partner ten (10) days thereafter in which to cure said default, the Operating Partner so elects. No Limited Partner shall participate in the management, control or direction of the Partnership's operations, business or affairs, transact any business for the Partnership, or have the power to act for or on behalf of or to bind the Partnership. Notwithstanding anything to the contrary provided herein, the Property shall be managed in accordance with the terms and conditions of that certain Management Agreement (the "Management Agreement") dated of even date herewith by and between_____________ and___________________.


                   4.2     Management Committee.

                      [The structure and duties of the Management Committee
               are subject to the  proposal process of  Section 2.1 of  the
               Master Agreement. Two (2) alternatives, depending on the Capital Contributions of Olympus and FM, are provided below.]

               [Alternative 1

                      (a) The "Management Committee" (herein so called) shall consist of three (3) representatives, one (1) of which shall be designated by [Partner 1] (the "[Partner 1] Representative") and two (2) of which shall be designated by [Partner 2] (jointly, the "[Partner 2] Representative") (individually, a "Representative and collectively, the "Representatives"). The initial Representatives designated by [Partner 1] and [Partner 2] are set forth opposite such Partner's name below:

               Partner                  Initial Representative

               [Partner 1]

               [Partner 2]

               [Partner 2]

               Olympus and FM may appoint alternates for the Representatives appointed by it, which alternates shall have all the powers of the Representatives in their absence or inability to serve. Olympus and FM may change its designated Representatives effective upon written notice from Olympus or FM designating such Representative to the other Partners. One of the [Partner 2] Representatives shall serve as Chairman of the Management Committee and shall set the agenda for such meetings.

                      (b) The Representatives shall meet quarterly (or more often as the Management Committee may reasonably determine) in the offices of the Partnership or by telephone conference, unless the Representatives jointly agree that the meeting is unnecessary or that a different schedule or location for the meeting is appropriate, to discuss current material management issues (but not day-to-day operations matters which are in accordance with the operation parameters set forth in the Business Plan, Operating Budget or otherwise set forth in writing) or Major Decisions. At each meeting the Representatives shall each receive one (1) vote. All action taken by the Management Committee shall require the approval or consent of at least two (2) Representatives except Major Decisions which require unanimous consent as described in Section 4.3 below. Representatives may bring to any meeting such employees, agents, professionals and advisors as they deem necessary or appropriate to assist them at such meeting. A quorum shall consist of at least one [Partner 1] Representative and one [Partner 2] Representative unless the [Partner 1] Representative has declined to attend two (2) consecutive meetings, which are scheduled with at least seventy-two (72) hours prior notice for each meeting at the offices of the
               Partnership, in which event the quorum may be two (2) [Partner 2] Representatives.

                      (c) The Financial Partner, on behalf of the Management Committee, shall be authorized and empowered to
               (i) make all day-to-day management decisions (provided that such decisions are consistent with the operation parameters set forth in the Business Plan, Operating Budget or otherwise in writing) except for Major Decisions, (ii) direct the Operating Partner, (iii) perform all acts and enter into and perform all contracts and other undertakings that the Financial Partner may, in the exercise of its reasonable discretion, deem necessary, advisable, appropriate or incidental thereto consistent with the Business Plan and Operating Budget and (iv) terminate the property manager in the event of a default in the Management Standard (as that term is defined in the Management Agreement), provided, if the property manager is terminated, then the Partnership (as a Major Decision) shall designate a successor property manager.]

               [Alternative 2

                      (a) The "Management Committee" (herein so called) shall consist of four (4) representatives, two (2) of which shall be designated by [Partner 1] (jointly, the "[Partner 1] Representative") and two (2) of which shall be designated by [Partner 2] (jointly, the "[Partner 2] Representative") (individually, a "Representative and collectively, the "Representatives"). The initial Representatives designated by [Partner 1] and [Partner 2] are set forth opposite such Partner's name below:

               Partner                  Initial Representative

               [Partner 1]

               [Partner 1]

               [Partner 2]

               [Partner 2]

               Olympus and FM may appoint alternates for the Representatives appointed by it, which alternates shall have all the powers of the Representatives in their absence or inability to serve. Olympus and FM may change its designated Representatives effective upon written notice from Olympus or FM designating such Representative to the other Partners. One of the [Partner 2] Representatives shall serve as Chairman of the Management Committee and shall set the agenda for such meetings.

                      (b) The Representatives shall meet quarterly (or more often as the Management Committee may reasonably determine) in the offices of the Partnership or by telephone conference, unless the Representatives jointly agree that the meeting is unnecessary or that a different schedule or location for the meeting is appropriate, to discuss current material management issues (but not day-to-day operations matters which are in accordance with the operation parameters set forth in the Business Plan, Operating Budget or otherwise set forth in writing) or Major Decisions. At each meeting the Representatives shall each receive one (1) vote. All action taken by the Management Committee shall require the approval or consent of at least three (3) Representatives except Major Decisions which require unanimous consent as described in Section 4.3 below.

               Representatives may bring to any meeting such employees, agents, professionals and advisors as they deem necessary or appropriate to assist them at such meeting. A quorum shall consist of at least one [Partner 1] Representative and one [Partner 2] Representative unless both [Partner 2] Representatives have declined to attend two (2) consecutive meetings, which are scheduled with at least seventy-two (72) hours prior notice for each meeting at the offices of the
               Partnership, in which event the quorum may be two (2) [Partner 1] Representatives, and vice versa.

                      (c) The Financial Partner, on behalf of the Management Committee, shall be authorized and empowered to
               (i) make all day-to-day management decisions (provided that such decisions are consistent with the operation parameters set forth in the Business Plan, Operating Budget or otherwise in writing) except for Major Decisions, (ii) direct the Operating Partner, (iii) perform all acts and enter into and perform all contracts and other undertakings that the Financial Partner may, in the exercise of its reasonable discretion, deem necessary, advisable, appropriate or incidental thereto and (iv) terminate the property manager in the event of a default in the Management Standard (as that term is defined in the Management Agreement), provided, if the property manager is terminated, then the Partnership (as a Major Decision) shall designate a successor property manager.]

               4.3 Major Decisions.  All Major  Decisions shall be made  by both the [Partner 1] Representative and the [Partner 2] Representative. Accordingly, neither FM nor Olympus, on behalf of the Management Committee, shall have the right or the power to make any binding commitment on behalf of the Partnership in respect of a Major Decision unless and until all of the Representatives have authorized the same in writing.

               4.4 Budgets and Reports.

                   (a) By January 31st  of  each  calender  year  hereafter
               during the term hereof, the Operating Partner shall prepare a revised Operating Budget and the Business Plan for the operation of the Partnership. The Management Committee shall have thirty (30) days after receipt thereof to either approve the submitted Business Plan and Operating Budget or respond with required changes to same.

                      (b) The Operating Partner agrees to use diligence and to employ all reasonable efforts to ensure that the actual costs of operating the Partnership shall not exceed the Operating Budget, either in total or for any one accounting category. The Operating Partner shall secure the written approval of the Management Committee for any expenditure that (i) exceeds fifteen percent (15%) of the annual budgeted amount for the Partnership in any one accounting category on such Operating Budget or (ii) exceeds ten percent (10%) of the annual budgeted amount for the Partnership in all accounting categories of the Operating Budget. During each applicable calendar year, the Operating Partner agrees to promptly inform the Management Committee of any major increases in costs and expenses or any major decreases in revenue that were not foreseen during the budget preparation period and thus were not reflected in the Operating Budget.

                      (c) The Operating Partner shall also submit any additional financial or operational reports as the Financial Partner may from time to time reasonably request.

                   4.5     Powers of  the Operating  Partner.   Subject  to
               Section 4.3, the Operating Partner shall have the duties, rights and obligations to implement the operations of the Partnership as described in the Business Plan, Operating Budget or approved in writing by the Management Committee. Without limiting the generality of Section 4.1, but subject to Section 4.3, the Operating Partner, acting on behalf of the Partnership, shall oversee the activities of property manager, or, if the Management Agreement is terminated, until a successor property manager is appointed, perform the duties, rights and obligations of the property manager; provided, however, neither the Operating Partner nor the property manager shall take any action that has a material economic affect on the Partnership without the prior approval of the Management Committee, including, without limitation, approving the form and substance of all contracts, loan documents or other documents necessary to operate the business of the Partnership.

                   4.6     Liability of  Partners.   The  General  Partners
          shall be personally liable for the debts and obligations of the Partnership if (but solely to the extent) required by applicable law; provided, however, that all such debts and obligations shall be paid or discharged first with the property of the Partnership (including insurance proceeds) before the General Partners shall be obligated to pay or discharge any such debt or obligation with its personal assets. Notwithstanding the preceding sentence, the General Partners shall not be personally liable for any debts or obligations which are nonrecourse or which, under the terms
          thereof, do  not create  or impose  such liability.   No  Limited
          Partner shall  be  personally liable  for   any of  the  debts  or
          obligations of the Partnership.

                   4.7 Other Activities of Partners. Except as otherwise agreed in writing, including, but not limited to, the Commitment Agreement, each Partner (i) may carry on and conduct in any way or in any capacity, including, but not limited to, for such Partner's own right and for such Partner's own personal account, as a partner in any other partnership, as a venturer in any joint venture, as a member or manager in any limited
          liability  company,  as   an  employee,   officer,  director   or
          stockbroker of any corporation, or as a participant in any syndicate, pool, trust, association or other business organization, a business that competes, directly or indirectly, with the business of the Partnership, (ii) will be free in any capacity to conduct business activities the same or similar as conducted by the Partnership and (iii) may make investments in any kind of property. The Partnership will have absolutely no claim or right to any such business or assets thereof. Further, the Partnership will have claim to and will own only those assets contributed to the Partnership or acquired with Partnership funds or credit. Neither this Agreement nor any principle of law or equity shall preclude or limit, in any respect, the right of any Partner or any affiliate thereof to engage in or derive profit or compensation from any activities or investments, nor give any other Partner any right to participate or share in such activities or investments or any profit or compensation derived therefrom.

                                      ARTICLE 5
                              Exculpation and Indemnity


                   5.1 Exculpation. Neither the General Partners nor any affiliate of the General Partners, nor any officer, director, manager, member, employee, agent, stockholder, or partner of the General Partners or any of its affiliates, shall be liable, responsible, or accountable in damages or otherwise to the Partnership or any Partner by reason of, or arising from or relating to the operations, business, or affairs of, or any action taken or failure to act on behalf of, the Partnership, except to the extent that any of the foregoing is determined, by a final, nonappealable order of a court of competent jurisdiction, to have been primarily caused by the gross negligence, willful misconduct, or bad faith of the person claiming exculpation.

                   5.2 Indemnity. The Partnership shall indemnify the General Partners, each affiliate of the General Partners, and each officer, director, stockholder, manager, member, and partner of the General Partners or any of its affiliates, and if so determined by the General Partners, each employee or agent of the General Partners or any of its affiliates, against any claim, loss, damage, liability, or expense (including reasonable attorneys' fees, court costs, and costs of investigation and appeal) suffered or incurred by any such indemnitee by reason of, or arising from or relating to the operations, business, or affairs of, or any action taken or failure to act on behalf of, the Partnership, except to the extent any of the foregoing (i) is determined by final, nonappealable order of a court of competent jurisdiction to have been primarily caused by the gross negligence, willful misconduct, or bad faith of the person claiming indemnification or (ii) is suffered or incurred as a result of any claim (other than a claim for indemnification under this Agreement) asserted by the indemnitee as plaintiff against the Partnership. Unless a determination has been made (by final, nonappealable order of a court of competent jurisdiction) that indemnification is not required, the Partnership shall, upon the request of any indemnitee, advance or promptly reimburse such indemnitee's reasonable costs of investigation, litigation, or appeal, including reasonable attorneys' fees; provided, however, that the affected indemnitee shall, as a condition of such indemnitee's right to receive such advances and reimbursements, undertake in writing to repay promptly the Partnership for all such advancements or reimbursements if a court of competent jurisdiction determines that such indemnitee is not then entitled to indemnification under this Section 5.2. No Partner shall be required to contribute capital in respect of any indemnification claim under this Section 5.2 unless otherwise provided in any other written agreement to which such Partner is a party.

                                      ARTICLE 6
                            Distributions and Allocations

                   6.1 Distributions. No later than thirty (30) days after the end of each Distribution Period during which the Partnership has Cash Flow, such Cash Flow shall be distributed as set forth below and in the order of priority as set forth below.
           [Economic terms to be agreed per proposal process of Section 2.1 of the Commitment Agreement.]

                   6.2 Tax Allocations. For United States federal income tax purposes, allocations of items of income, gain, loss, deduction, expense, and credit for each fiscal year of the Partnership shall be in accordance with each Partner's economic interest in the respective item, as determined by the Management Committee pursuant to Section 704(b) of the Code, and the regulations promulgated thereunder and subject to the requirements of Section 704(c) of the Code and the regulations promulgated thereunder. Unless the Management Committee determines otherwise, allocations shall be made to each Partner in the same manner as such Partner (i) would be required to contribute to the Partnership or (ii) would receive as distributions if the Partnership were to liquidate the assets of the Partnership at their book value and distribute the proceeds in accordance with Section 6. ; provided, however, that if any such allocation is not permitted by applicable law, the Partnership's subsequent income, gain, loss, deduction, expense and credit shall be allocated among the Partners so as to reflect as nearly as possible the allocation used in computing capital accounts.

                                      ARTICLE 7
                        Admissions, Transfers and Withdrawals

                   7.1 Admission of New Partners. After the Effective Date, new Partners may be admitted to the Partnership only with the written consent of, and upon such terms and conditions as are approved by the unanimous approval of the Management Committee. No admission of any new Partner shall cause the General Partner's interest in Partnership allocations, distributions and capital to be less than one percent (1%), and no Partner's Sharing Ratio in the Partnership shall be reduced or diluted unless approved in writing by such Partner or unless otherwise provided in any other written agreement to which such Partner is a party.

                   7.2     Transfer of Partnership Interests.

                      (a) No Transfers Without Consent. No Partner may transfer or encumber all or any portion of such Partner's interest in the Partnership without the prior written consent of the Management Committee; provided, however, that Olympus may transfer all or any portion of its interest in the Partnership to an Affiliate of Olympus Real Estate Corporation without the consent of FM. Additionally, any interest in the Partnership held by Olympus or its Affiliates may be transferred in the exercise of rights of the limited partners of Olympus Real Estate Fund II, L.P. ("Fund II") to remove the general partner under the limited partnership agreement of Fund II.

                      (b) Death, Bankruptcy, etc. of Limited Partner. In the event of the death, incompetence, insolvency, bankruptcy, termination, liquidation or dissolution of any Limited Partner:

                           (i) the Partnership shall not be terminated or dissolved, and the remaining Partners shall continue the Partnership and its operations, business and affairs until the dissolution thereof as provided in
                   Section 10.1 of this Agreement;

                           (ii) such affected Limited Partner shall thereupon cease to be a Partner for all purposes of this Agreement and no officer, partner, beneficiary, creditor, trustee, receiver, fiduciary or other legal representative and no estate or other successor in interest of such Limited Partner (whether by operation of law of otherwise) shall become or be deemed to become a Limited Partner for any purpose under this Agreement;

                           (iii) the Partnership interest of such affected Limited Partner shall not be subject to withdrawal or redemption in whole or in part prior to the dissolution, liquidation and termination of the Partnership;

                           (iv) the estate or other successor in interest of such affected Limited Partner shall be deemed a transferee of, and shall be subject to all of the obligations with respect to, the Partnership interest of such affected Limited Partner as of the date of death, incompetence, insolvency, bankruptcy, termination, liquidation or dissolution, except to the extent the Management Committee releases such estate or successor from such obligations; and

                           (v) any legal representative or successor in interest having lawful ownership of the assigned Partnership interest of such affected Limited Partner shall have the right to receive notices, reports and distributions, if any, to the same extent as would have been available to such affected Limited Partner.

                   7.3     Buy/Sell Option.

                      (a) In the event of a Deadlock at any time during the term of the Partnership, either General Partner may exercise a "buy-sell" right (the "Buy-Sell") as follows: either General Partner (the "Offeror") exercising such Buy-Sell (A) shall deliver to the other General Partner (the "Offeree") a written notice (the "Buy/Sell Offer") stating the Offeror's exercise of such right and setting forth the Buy/Sell Offer and a description of any negotiations or discussions with third parties that Offeror may have had with respect to the sale of the Partnership Interest and the Business, which Buy/Sell Offer shall represent the dollar amount (without reduction for any deemed or imputed expenses of sale) that the Offeror would be willing to pay to the Partnership in cash for the Business (the "Offer Amount") and (B) simultaneously with the delivery of the Buy/Sell Offer, shall deliver into escrow with a title insurance company located in Dallas, Texas selected by the Offeror (the "Escrow Agent"), a good faith deposit in the amount of the Offer Deposit. The Offeror hereby instructs the Escrow Agent that the Escrow Agent shall either (i) in the event the Offeree elects to sell its interest in the Partnership (the "Partnership Interest") in accordance with the terms hereof, apply such Offer Deposit to the purchase price as of the Buy/Sell Closing Date (as hereinafter defined) or if the Offeror fails to timely purchase the Offeree's Partnership Interest in accordance with the terms hereof, disburse such Offer Deposit in accordance with Section 7.3(g), or (ii) in the event the Offeree elects to purchase the Offeror's Partnership Interest, disburse such Offer Deposit in accordance with Section 7.3(e).

                      (b) The notice transmitting the Buy/Sell Offer shall be deemed to constitute an offer by the Offeror to purchase the Offeree's Partnership Interest for a price equal to the Receipt Amount. "Receipt Amount" shall mean the aggregate amount which the Partner whose Partnership Interest is to be transferred, whether Offeror or Offeree, would receive as a Partnership distribution if (i) the Business were sold for cash for the Offer Amount, (ii) all debts and liabilities of the Partnership but without taking into account any deemed or imputed expenses which would occur for the sale to third parties (e.g. imputed brokerage fees, etc.) were paid in full from such proceeds and (iii) prorations were made with respect to all current assets and current liabilities of the Partnership.

                      (c) The Offeree shall have forty-five (45) days from the date of the Buy/Sell Offer to elect, by written notice to the Offeror signed by the Partner constituting the Offeree, whether to sell such Offeree's Partnership Interest to the Offeror or whether to purchase (or cause its designee to purchase) the Offeror's Partnership Interest in the Partnership (the "Buy/Sell Election Period").

                      (d) If the Offeree fails to make an election within such forty-five (45) day period, or fails to comply with subsection (e) below, such Offeree shall be conclusively deemed to have elected to sell its Partnership Interest in the Partnership to the Offeror according to the terms of this Section 7.3.

                      (e) If the Offeree makes an election to purchase within such forty-five (45) day period by sending written notice to the Offeror as required by subsection (c), and by delivering into escrow with the Escrow Agent a good faith deposit in the amount of the Offer Deposit, then, the original Offeror shall be conclusively deemed to have elected to sell its Partnership Interest in the Partnership to the Offeree for a price equal to the applicable Receipt Amount. In the event the Offeree timely makes an election to purchase, the Offeree hereby instructs the Escrow Agent that the Escrow Agent shall (i) return the Offeror's Offer Deposit to the Offeror and (ii) hold the Offeree's Offer Deposit and shall either apply such Offeree's Offer Deposit to the purchase price or disburse such Offeree's Offer Deposit in accordance with Section 7.3(g).

                      (f)  The General Partner  (the "Buy/Sell  Purchaser")
               that is obligated to purchase the Partnership Interest in the Partnership of the other General Partner (the "Buy/Sell Seller") pursuant to this Section 7.3 shall fix a closing date (the "Buy/Sell Closing Date") for such purchase that is not a Business Day that is not later than forty-five (45) days after the expiration of the Buy/Sell Election Period, by written notice to the Buy/Sell Seller at least fifteen
               (15) days in advance of Buy/Sell Closing Date. The closing of such purchase shall take place on the Buy/Sell Closing Date at the address of the Escrow Agent. At such closing, the Partner constituting the Buy/Sell Seller shall execute and deliver to the Buy/Sell Purchaser (or its designee) such instruments of assignment, bills of sale, amendments to this Agreement and other instruments and documents as the Buy/Sell Purchaser and the Buy/Sell Seller (or such designee) may reasonably require for the conveyance to such Buy/Sell Purchaser (or such designee) of all of the Buy/Sell Seller's right, title and interest in and to the Buy/Sell Seller's Partnership Interest in the Partnership against receipt by the Buy/Sell Seller of a wire transfer of immediately available funds in an amount equal to the applicable Receipt Amount; and the Buy/Sell Seller hereby irrevocably constitutes and appoints the Buy/Sell Purchaser as its attorney-in-fact to execute, acknowledge and deliver any of such instruments or documents. Each of the Buy/Sell Seller and Buy/Sell Purchaser shall each bear their respective closing costs and expenses (including, but not limited to, all attorney's fees and costs and all applicable transfer and income taxes) incurred in the purchase or sale of the Buy/Sell Seller's Partnership Interest in the Partnership hereunder. Such sale of such Partnership Interest shall be made without representation, warranty or recourse, except for representations and warranties in form and substance reasonably acceptable to the Buy/Sell Purchaser and the Buy/Sell Seller with respect to existence, good standing, title, no encumbrance, authority, authorization, no conflicts, and such other customary matters as may be reasonably requested by the Buy/Sell Purchaser. If the Buy/Sell Offer or the closing of the purchase contemplated thereby causes the maturity of any Partnership indebtedness to be accelerated, the Buy/Sell Seller shall be released from liability resulting from such accelerated indebtedness and the Buy/Sell Purchaser shall pay such indebtedness in full (including without limitation, any accrued but unpaid interest and any prepayment premiums or penalties) at Buy/Sell Purchaser's sole cost and expense and shall indemnify and hold Buy/Sell Seller harmless from and against any losses, damages, costs or expenses (including attorneys' fees) incurred by Buy/Sell Seller, or the Buy/Sell Seller's Affiliates, employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns and Affiliates of the foregoing (the "Indemnified Parties"), as a direct or indirect result thereof, other than any losses, damages, costs or expenses (including attorneys' fees) incurred by any of the Indemnified Parties as a direct result of such Indemnified Party's bad conduct. As a precondition to the closing of the Buy/Sell transaction, the Buy/Sell Seller shall be released from liability from any indebtedness of the Partnership, including, without limitation, the release of any guaranty and collateral pledged to secure any guaranty debt. Anything contained in this Agreement to the contrary notwithstanding, in the event the sale of the Partnership Interest is not consummated because of a default on the part of Buy/Sell Seller or if a condition precedent cannot be fulfilled because Buy/Sell Seller frustrated such fulfillment, Buy/Sell Purchaser may, at its election, pursue an action for specific performance and/or costs and expenses.

                      (g) In the event that the Buy/Sell Purchaser defaults in its obligation to purchase the Partnership Interest of the Buy/Sell Seller in the Partnership on the Buy/Sell Closing Date, the Buy/Sell Seller shall have the right to (i) solicit third party offers on behalf of the Partnership for the purchase of the Business, to accept the best such offer, as determined by the Buy/Sell Seller in its sole and absolute discretion, and to consummate the sale of the Business to such third party pursuant to such offer,
               (ii) purchase the Partnership Interest of the Buy/Sell Purchaser for a purchase price equal to ninety percent (90%) of the aggregate Partnership distributions that the Buy/Sell Purchaser would be entitled to receive under this Agreement if the Business were sold for cash for the Offer Amount and all debts and liabilities of the Partnership (excluding imputed sale expenses) were paid in full from such proceeds and proration were made with respect to all current assets and current liabilities of the Partnership, (iii) specifically enforce the Buy/Sell Purchaser's obligation to purchase the Partnership interest of the Buy/Sell Seller, and (iv) notify the Escrow Agent holding the Offer Deposit of the Buy/Sell Purchaser immediately to deliver such Offer Deposit to the Buy/Sell Seller as liquidated damages for the breach by such Buy/Sell Purchaser (and the Buy/Sell Purchaser covenants and agrees to cause, and hereby instructs, the Escrow Agent to deliver such Offer Deposit to the Buy/Sell Seller). The delivery of the Offer Deposit to the Buy/Sell Seller shall not constitute a return of capital. The Buy/Sell Purchaser hereby constitutes and appoints the Buy/Sell Seller as its attorney-in-fact to execute and deliver on behalf of the Buy/Sell Purchaser all documents as may be reasonably required in connection with the delivery by the Escrow Agent of the Offer Deposit to the Buy/Sell Seller.

                   7.4     No Substituted Partners.  Except as permitted by
          Section 7.1, no transferee of any general or limited partnership interest in the Partnership may become a substituted General or Limited Partner. Rather, any transferee of any Partnership interest of a Partner shall be entitled solely to rights as assignee of the rights to receive all or part of the share of the income, gains, losses, deductions, expenses, credits, distributions, or returns of capital to which his or its transferor would otherwise be entitled with respect to the Partnership interest so transferred.

                   7.5     Withdrawal of Partners.  Except as permitted  by
          Section 7.2 hereof, no Partner shall have any right to withdraw or resign from the Partnership without the unanimous consent of the Management Committee.

                                      ARTICLE 8
                       General Accounting Provisions and Books

                   8.1 Books of Account; Tax Returns. The Financial Partner shall prepare and file, or shall cause to be prepared and filed, all United States federal, state, and local income and other tax returns required to be filed by the Partnership and shall keep or cause to be kept complete and appropriate records and books of account in which shall be entered all such transactions and other matters relative to the Partnership's operations, business and affairs as are usually entered into records and books of account that are maintained by persons engaged in business of like character or are required by the Act.
           Except as otherwise  expressly provided herein,  such books  and records shall be maintained in accordance with the basis utilized in preparing the Partnership's United States federal income tax returns, which returns, if allowed by applicable law, may upon the approval of the Management Committee be prepared on an accrual basis.

                   8.2 Place Kept; Inspection. The books and records shall be maintained at the principal place of business of the Partnership, and all such books and records shall be available for inspection and copying at the reasonable request, and at the expense, of any Partner during the ordinary business hours of the Partnership.

                   8.3     Tax Matters  Partner.    The  Financial  Partner
          shall be the tax matters partner of the Partnership and, in such capacity, shall exercise all rights conferred, and perform all duties imposed, upon a tax matters partner under Sections 6221 through 6233 of the Code and the regulations promulgated thereunder; provided, however, that the Operating Partner shall have the right to review and approve any actions taken by the Financial Partner in its capacity as the tax matters partner. Notwithstanding the foregoing, the Financial Partner shall have the right to select the methodology to be used pursuant to
          Section 704(c) of the Code subject to the Operating Partner's consent, which consent shall not be unreasonably withheld.

                                      ARTICLE 9
                               Amendments and Waivers

                   9.1 Amendments and Waivers. Except as expressly provided in Section 9.3 of this Agreement, the Management Committee may, whether with or without the consent or vote of any Limited Partner, amend or waive any provision of this Agreement which merely (i) reflects the admission or withdrawal of one or more Limited Partners in accordance with this Agreement,
          (ii) corrects an error or clarifies an ambiguity in this Agreement, (ii) does not adversely affect the Financial Partner or the Operating Partner in any material respect or (iii) changes
          Schedule I to this Agreement to reflect the Sharing Ratios or Partnership Interests of the Partners as from time to time amended in accordance with this Agreement. The Management Committee shall amend Schedule I to this Agreement to reflect any additional Capital Contributions. The Partners agree to look to the books and records of the Partnership for determination of the actual amount of Capital Contributions made to the Partnership, as provided in Section 3.1 of this Agreement.

                   9.2     Certain Other Amendments.   Notwithstanding  any
          provision to the contrary contained herein, no amendment to or waiver of any provision of this Agreement shall be effective against a given Partner without the consent or vote of such Partner if such amendment or waiver would (i) cause the Partnership to fail to be treated as a limited partnership under the Act or cause a Limited Partner to become liable as a general partner of the Partnership, (ii) change Section 3.1 of this Agreement to increase a Partner's obligation to contribute to the capital of the Partnership, (iii) change Section 5.1 or 5.2 of this Agreement to affect adversely any Partner's rights to exculpation or indemnification, (iv) change Section 6.1 or 6.2 of this Agreement to affect adversely the participation of such Partner in the income, gains, losses, deductions, expenses, credits, capital or distributions of the Partnership (including any amendments to admit one or more new Limited Partners or General Partners), (v) change Section 7.1 of this Agreement to affect adversely the anti-dilution rights of such Partner,
          (vi) change the percentage of Partners necessary for any consent or vote required hereunder to the taking of any action or (vii) amend Section 9.2 of this Agreement.


                                     ARTICLE 10
                             Dissolution and Termination

                   10.1 Dissolution. The Partnership shall be dissolved upon the first to occur of the following events:

                              (i) the election of the both General Partners to dissolve the Partnership with the consent of the Limited Partners then representing eighty percent (80%) in interest of all Limited Partners at any time;

                              (ii) the election of the Financial Partner to
                   dissolve the Partnership if all or substantially all Partnership assets shall have been sold or disposed of or shall consist of cash;

                              (iii) both the General Partners shall have withdrawn from the Partnership within the meaning of the Act, or any other dissolution event specified in the Act shall have occurred;

                              (iv) the   Financial   Partner   shall   have
                   (A) made  a  general  assignment  for  the  benefit   of
                   creditors, (B) filed a voluntary petition in bankruptcy, (C) filed a petition or answer seeking for itself any reorganization, arrangement, composition,
                   readjustment,  liquidation,   dissolution   or   similar
                   relief  under  any  bankruptcy  or  debtor  relief  law,
                   (D) filed an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any bankruptcy or insolvency proceeding brought against it or (E) sought, consented to, or acquiesced in the appointment of a trustee, receiver or liquidator of the Financial Partner or of all or any substantial part of its property;

                              (v) if within sixty (60) days after the commencement of any proceeding against the Financial Partner seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any bankruptcy or debtor relief law, the proceeding shall not have been dismissed; or

                              (vi) if within  sixty  (60)  days  after  the
                   appointment (without the Financial Partner's consent or acquiescence) of a trustee, receiver or liquidator of the Financial Partner or of all or any substantial part of its property, the appointment shall not have been vacated or stayed if within sixty (60) days after the expiration of any such stay, the appointment shall not have been vacated.

          Notwithstanding the foregoing, the Partnership shall not be dissolved upon the occurrence of an event specified in (iii) through (vi) of this Section 10.1 if within ninety (90) days after such occurrence a majority in interest (under applicable federal income tax principles) of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a successor Financial Partner.

                   10.2 Accounting on Dissolution. Following the dissolution of the Partnership pursuant to Section 10.1 of this Agreement, the books of the Partnership shall be closed, and a proper accounting of the Partnership's assets, liabilities and operations shall be made by the Financial Partner, all as of the most recent practicable date. The Financial Partner shall serve as the liquidator of the Partnership unless it has been removed or unless it otherwise fails or refuses to serve. If the Financial Partner does not serve as the liquidator, one or more other persons or entities may be selected to serve by the Operating Partner. The expenses incurred by the liquidator in connection with the dissolution, liquidation and termination of the Partnership shall be borne by the Partnership.

                   10.3 Termination. As expeditiously as practicable, but in no event later than one year (except as may be necessary to realize upon any material amount of property that may be illiquid), after the dissolution of the Partnership pursuant to
          Section 10.1 of this Agreement, the liquidator shall cause the Partnership to pay the current liabilities of the Partnership and
          (i) establish a reserve fund (which may be in the form of cash or other property, as the liquidator shall determine) for any and all other liabilities, including contingent liabilities, of the Partnership in a reasonable amount determined by the liquidator to be appropriate for such purposes or (ii) otherwise make adequate provision for such other liabilities. To the extent that cash required for the foregoing purposes is not otherwise available, the liquidator may sell property, if any, of the Partnership for cash. Thereafter, all remaining cash or other property, if any, of the Partnership shall be distributed to the Partners in accordance with the provisions of Section 6.1 of this Agreement. The Partners must agree on the value and distributee for all in-kind distributions or else all property must be sold and the proceeds distributed in accordance herewith. At the time final distributions are made in accordance with Section 6.1 of this Agreement, a certificate of cancellation shall be filed in accordance with the Act, and the legal existence of the Partnership shall terminate, but if at any time thereafter any reserved cash or property is released because in the judgment of the liquidator the need for such reserve has ended, then such cash or property shall be distributed in accordance with Section
          6.1 of this Agreement.

                   10.4    No  Negative   Capital  Account   Obligation.
          Notwithstanding any other provision of this Agreement to the contrary, in no event shall any Partner who has a negative capital account upon final distribution of all cash and other property of the Partnership be required to restore such negative account to zero.

                   10.5 No Other Cause of Dissolution . The Partnership shall not be dissolved, or its legal existence terminated, for any reason whatsoever except as expressly provided in this
          Article 10.

                   10.6 Merger. Subject to the rights of the Partners pursuant to Section 9.2, the Partnership may, with the written consent of the Financial Partner acting with the unanimous approval of the Management Committee, adopt a plan of merger and engage in any merger permitted by applicable law.

                                     ARTICLE 11
                                    Miscellaneous

                   11.1 Waiver of Partition. Each Partner hereby irrevocably waives any and all rights that he or it may have to maintain an action for partition of any of the Partnership's property.

                   11.2 Entire Agreement. This Agreement constitutes the entire agreement among the Partners with respect to the subject matter hereof and supersedes any prior agreement or understanding among them with respect to such subject matter.

                   11.3 Severability. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid under the applicable law of any jurisdiction, the remainder of this Agreement or the application of such provision to other persons or circumstances or in other jurisdictions shall not be affected thereby. Also, if any provision of this Agreement is invalid or unenforceable under any applicable law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

                   11.4 Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if sent by overnight courier, hand delivered, mailed (first class registered mail or certified mail, postage prepaid), or sent by telex or telecopy if to the
          Partners, at the addresses or telex or facsimile numbers set forth on Schedule I hereto, and if to the Partnership, at the address of its principal place of business at 200 Crescent Court, Suite 1650, Dallas, Texas 75201 (fax 214/740-7340), or to such other address as the Partnership or any Partner shall have last designated by notice to the Partnership and all other parties hereto in accordance with this Section 11.4. Notices sent by hand delivery shall be deemed to have been given when received; notices mailed in accordance with the foregoing shall be deemed to have been given three days following the date so mailed; notices sent by telex or telecopy shall be deemed to have been given when electronically confirmed; and notices sent by overnight courier shall be deemed to have been given on the next business day following the date so sent.

                   11.5 Governing Laws. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas (without regard to principles of conflicts of laws).

                   11.6 Successors and Assigns. Except as otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the Partners and their respective successors and permitted assigns.

                   11.7 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall constitute one and the same instrument.

                   11.8 Headings. The section and article headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision hereof.

                   11.9 Other Terms. All references to "Articles" and "Sections" contained in this Agreement are, unless specifically indicated otherwise, references to articles, sections, subsections, and paragraphs of this Agreement. Whenever in this Agreement the singular number is used, the same shall include the plural where appropriate (and vice versa), and words of any gender shall include each other gender where appropriate. As used in this Agreement, the following words or phrases shall have the meanings indicated: (i) "or" shall mean "and/or"; (ii) "day" shall mean a calendar day; (iii) "including" or "include" shall mean "including without limitation"; and (iv) "law" or "laws" shall mean statutes, regulations, rules, judicial orders, and other legal pronouncements having the effect of law. Whenever any provision of this Agreement requires or permits a Partner to take or omit to take any action, or make or omit to make any decision, unless the context clearly requires otherwise, such provision shall be interpreted to authorize an action taken or omitted, or a decision made or omitted, by the Partner acting alone and in good faith.

                   11.10 Power of Attorney. By execution of this Agreement, the Operating Partner and each Limited Partner hereby makes, constitutes and appoints the Financial Partner, with full power of substitution and re-substitution in the Financial Partner (in its sole discretion), such Partner's true and lawful attorney-in-fact (the "Attorney") for and in the Operating Partner's or the Limited Partner's name, place and stead and for its use and benefit, to prepare, execute, certify, acknowledge, swear to, file, deliver or record any or all of the following, authorized pursuant to the terms of this Agreement:

                              (i)  the Partnership's certificate of limited
                   partnership or any other agreement, certificate, report, consent, instrument, filing or writing made by or relating to the Partnership that the Attorney deems necessary, desirable, or appropriate for the lawful purpose of (A) organizing the Partnership under the
                   Act, (B) admitting Partners with respect to the Partnership, (C) pursuing or effecting any rights or remedies available under this Agreement or otherwise with respect to a defaulting Partner, (D) qualifying the Partnership to do business in any jurisdiction and
                   (E) complying with any law, agreement or obligation applicable to the Partnership;

                              (ii) any  agreement,   certificate,   report,
                   consent,  instrument,  filing  or  writing  made  by  or
                   relating to  the  Partnership  necessary,  desirable  or
                   appropriate to effectuate the business purposes of, or the dissolution, termination or liquidation of, the
                   Partnership pursuant to applicable law or the respective terms of this Agreement; and

                              (iii) any amendment to or modification or restatement of this Agreement, the Partnership's certificate of limited partnership, or any other agreement, certificate, report, consent, instrument, filing or writing of any type described in subsection
                   (i) or (ii) of this Section 11.10, provided that any amendment of or modification to this Agreement shall first have been adopted in accordance with Article 9 of this Agreement.

                   11.11 Transfer and Other Restrictions. INTERESTS IN THE PARTNERSHIP HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD UNLESS SUCH INTERESTS HAVE BEEN REGISTERED UNDER SUCH ACT OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. INTERESTS IN THE PARTNERSHIP ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, VOTING AND OTHER TERMS AND CONDITIONS SET FORTH IN (1) ARTICLE 7 AND (2) VARIOUS INVESTMENT AGREEMENTS BETWEEN OR AMONG CERTAIN PARTNERS. COPIES OF SUCH AGREEMENTS MAY BE OBTAINED FROM THE PARTNERSHIP OR THE FINANCIAL PARTNER AT THEIR PRINCIPAL EXECUTIVE OFFICES.

                [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]


               IN WITNESS WHEREOF, the undersigned have executed this instrument effective as of the Effective Date.

          FINANCIAL PARTNER:

          a___________________



          By:_______________
          Name:_____________
          Title:____________

          OPERATING PARTNER:

          a__________________



          By:________________
          Name:______________
          Title:_____________

          LIMITED PARTNERS:

          a__________________



          By:________________
          Name:______________
          Title:_____________


          a__________________



          By:________________
          Name:______________
          Title:_____________




                                      EXHIBIT A

                                    Business Plan



                                      EXHIBIT B

                                  Operating Budget


                                     SCHEDULE I

                Partnership Capital Contributions and Sharing Ratios


             [TO BE DETERMINED PER SECTION 2.1 OF COMMITMENT AGREEMENT]

                                            Initial Capital     Sharing
              Partner and Address           Contributions       Ratios


              Financial Partner:

              Operating partner:

              Limited Partners:


              Total All Partners



                                                       Exhibit B

                               MANAGEMENT AGREEMENT

                    THIS  MANAGEMENT   AGREEMENT  (this   "Agreement")   is
          executed as  of the   day   of _______________  1998,  to   be
          effective conditioned upon and as of the date of the acquisition of the Property by Owner, by and between ______________________________ a ___________________ (hereinafter
          called    "Owner"),    and    _____________________________     a
          ___________________ (hereinafter called "Property Manager").


                                W I T N E S S E T H:

               WHEREAS, Owner is acquiring that certain real property located in _________ _______________________ more particularly described on Exhibit A attached hereto and made a part hereof for all purposes, together with all of the improvements located thereon (collectively, the "Property").

               WHEREAS, Owner desires to engage Property Manager to develop, lease, manage, maintain and operate the Property and Property Manager desires to accept such engagement, upon the terms and conditions hereinafter set forth.

               WHEREAS, Owner has provided to Property Manager, Owner's current Business Plan (hereinafter defined) and the operating and capital budgets approved by Owner as of the date hereof.

               NOW, THEREFORE, for and in consideration of the premises and mutual covenants and agreements contained in this Agreement and the compensation to be paid hereunder, Owner and Property Manager hereby agree as follows:

                                      ARTICLE I
                           ENGAGEMENT OF PROPERTY MANAGER

               Owner hereby engages Property Manager and Property Manager hereby accepts such engagement on the terms and conditions hereinafter provided as manager for the Property. Property Manager shall develop, lease, manage, maintain and operate the Property in an efficient and first class manner consistent with the Business Plan and Budget (hereinafter defined) and shall exercise due diligence in all of its endeavors. All of Property Manager's duties under this Agreement shall be subject to funds being made available to Property Manager by Owner for the Property Manager to perform its duties.


                                     ARTICLE II
                    SERVICES TO BE PERFORMED BY PROPERTY MANAGER

               II.1 Expenses. All reasonable obligations or reasonable expenses approved by Owner in writing and incurred by Property Manager in the performance of its duties hereunder in accordance with the provisions hereof shall be at the expense of Owner except as otherwise specifically provided in this Agreement. Without Owner's prior written consent or as authorized in the Business Plan or Budget, Property Manager shall not incur any cost not specifically set forth in the most recently approved Budget.

               II.2 Contracts. To the extent necessary to fulfill its obligations under this Agreement, Property Manager shall (i) identify and, with the prior written approval of Owner or as set forth in the Business Plan or Budget, enter into, in Owner's name, contracts with engineers, tradesmen and other independent contractors to perform services necessary or advisable for the development, operation, maintenance or repair of the Property; and (ii) with the prior written approval of Owner or as set forth in the Business Plan or Budget, place orders, in Property Manager's name on behalf of Owner, for such equipment, tools, appliances, materials and supplies as are reasonable and necessary to properly develop, maintain, manage, operate or repair the Property. Except with the prior written consent of Owner, every contract entered into by Property Manager for or in connection with the Property shall include as a condition thereof the right by Owner to terminate, with or without cause, on thirty
          (30) days prior written notice, without the payment of a cancellation fee. Owner shall be obligated to pay the cost of any contract or agreement described in this section only if such cost is provided for in the Preliminary Budget or the most recently approved Budget or is otherwise approved by Owner in writing.

               II.3 Maintenance, Repair and Sale of Property. Property Manager shall supervise the development and sale of the Property and shall maintain the improvements, appurtenances and grounds of the Property in accordance with the "Management Standard" (as
          defined  in   Section   4.1 hereof),   including   within   such
          maintenance, without limitation thereof, such normal maintenance and repair work as may be necessary or, with Owner's prior written consent, desirable.

               II.4 Insurance.

                    (a) Owner Obligations. Owner shall cause to be placed and kept in force all forms of insurance as Owner deems prudent and reasonable given the nature of the Property. All insurance coverage shall be placed with such companies, in such amounts, and with such beneficial interests appearing therein as Owner deems prudent and reasonable given the nature of the Property. Owner shall procure appropriate clauses in, or endorsements on, all of the policies whereby the insurer names Property Manager as an additional insured, and the insurer waives subrogation and agrees to not terminate any such policy or reduce coverage or amount without giving Owner at least thirty (30) days prior written notice.

                    (b) Property Manager Obligations. Property Manager shall promptly investigate and make a full and timely written report to Owner and, if Owner requests, to Owner's insurance company as to all accidents, claims for damages relating to the ownership, operation and maintenance of the Property and any damage or destruction to the Property and the estimated cost of repair thereof and shall prepare any and all reports required by Owner and, if Owner requests, by its insurance company in connection therewith. All such reports shall be timely filed with the insurance company as required under the terms of the insurance policy involved. Without obtaining the prior written approval of Owner, which may be granted or withheld in Owner's sole discretion, Property Manager shall not settle any claims against insurance companies arising out of any policies or take any other action in connection with such settlements, including the execution of proofs of loss, the adjustment of losses, signing of receipts and collection of money. The cost of the insurance and the payment of all premiums therefor shall be the sole responsibility of, and at the sole expense of, Owner. Property Manager shall assist Owner in completing any insurance applications, questionnaires, etc. reasonably requested by Owner or Owner's insurance agent or insurance company.


               II.5 Operating Budgets; Business Plans. Notwithstanding the delivery of the approved Budget and Business Plan, unless some or all of the obligations of this Section 2.5 are specifically waived in writing by Owner, Property Manager shall prepare the items described herein.

                    (a) Preliminary Budgets. Within thirty (30) days of the date this Agreement is fully executed, Property Manager shall prepare and deliver to Owner, for Owner's approval, a proposed budget and operating plan for the upcoming one hundred twenty (120) days, which budget and operating plan shall reflect thereon projections of all receipts (if any) and operating costs and expenses, capital expenditures and reserves that Property Manager, in the exercise of good business judgment, believes will be received or necessary to be incurred, as the case may be, to develop and maintain the Property during such one hundred twenty (120) days. Within ninety (90) days of the date this Agreement is fully executed, Property Manager shall further prepare and deliver to Owner an additional proposed budget and operating plan (such proposed budget and operating plan, together with the foregoing budget and operating plan, the "Preliminary Budget" and the "Preliminary Plan", respectively), for the upcoming calendar year, which budget and operating plan shall reflect thereon projections of all receipts (if any) and operating costs and expenses, capital expenditures and reserves that Property Manager, in the exercise of good business judgment, believes will be received or necessary to be incurred, as the case may be, to develop and maintain the Property during such calendar year.

                    (b)  Annual  Budgets.    Thereafter,  on  or  prior  to
               October 31st of each calendar year during the Term (as defined in Section 4.4) hereof, beginning on the first October 31st, after the date hereof, Property Manager shall submit to Owner, for Owner's approval, proposed budgets and operating plans for the Property on an annual basis for the upcoming calendar year, which proposed budgets and operating plans shall reflect thereon projections of all receipts (if any) and operating costs and expenses, capital expenditures and reserves that Property Manager, in the exercise of good business judgment, believes will be received or necessary to be incurred, as the case may be, to develop and maintain the Property during such calendar year. Such proposed budgets and operating plans (including the Preliminary Budget and the Preliminary Plan) shall be submitted by Property Manager solely as good faith estimates, without warranty of their accuracy or attainability; provided, however, that, except as otherwise expressly provided in this Agreement, Property Manager shall not be reimbursed by Owner for, and Property Manager hereby expressly indemnifies Owner against, any loss, expense or claim in connection with any unauthorized expenditure or liability incurred by any action taken by Property Manager. Property Manager shall use its best efforts to manage the development of the Property in a manner consistent with, and subject to, both the total cost limitations and categories in the most recently approved Budget.

                    (c) Contents. Without limiting the foregoing, each Budget and Business Plan (including the Preliminary Budget and the Preliminary Plan) shall include between them: (i) a projected income statement for the Property, (ii) a projected balance sheet for the Property, (iii) a schedule of projected operations and cash flow, (iv) a reasonable estimate and projected budget of gross receipts and operating expenses, itemized in a manner acceptable to Owner, (v) a projected budget for capital expenditures and replacements, (vi) an identification of staffing to be employed, (vii) a separate estimate of the Property
               Management Fee (as defined in Section 31.), (viii) a narrative description of the program for the development and marketing of the Property, and (ix) any and all other matters reasonably requested by Owner.

                    (d) Owner Approval. Owner shall, within thirty (30) days after receipt of a proposed Budget and Business Plan (including the Preliminary Budget and the Preliminary Plan), approve or disapprove such Budget and Business Plan in its sole discretion. As used herein, the terms "Business Plan" and "Budget" shall refer to the currently approved Budget and Business Plan approved by Owner as amended and/or modified from time to time. Owner shall provide Manager written notice of its approval or disapproval; provided, that in the event Owner fails to do so, the Budget or Business Plan, as the case may be, from the previous year shall control until a new budget or business plan is approved. Within fifteen (15) days after Owner submits any objection to the proposed budget or business plan, Manager will submit a revised budget or business plan to Owner, as the case may be. If Owner does not approve such revised budget or business plan within fifteen (15) days of its submission to Owner, the budget or business plan as the case may be, from the previous year shall control until a new budget or business plan is approved.


               II.6 Property Account and Owner Account.

                    (a) Owner Account. Property Manager shall establish and maintain in a banking or other financial institution approved by Owner or set forth in the Business Plan from time to time throughout the term of this Agreement, a separate bank or similar account in the name of Owner for the deposit of moneys of Owner received, if any, with respect to the Property (the "Owner Account"). Property Manager shall also establish such other special bank or similar accounts as may be approved by Owner. All revenue from the Property shall be promptly deposited in the Owner Account.

                    (b) Property Account. Operating expenses of the Property shall be paid by the Property Manager from an account established in a financial institution approved by Owner to process funds as described in Section 2.7 (the "Property Account")

               II.7 Disbursements by Owner to Property Manager.

                    (a)   Monthly Payments.   On  or before  the  twentieth
               (20th) day of each calendar month, Property Manager shall deliver to Owner a written request for disbursement, setting forth, in reasonable detail, the costs and expenses reasonably estimated to be paid by Property Manager for the upcoming calendar month, together with any other working capital needs of the Property for the upcoming calendar month, in each case, in accordance with the Budget (the "Required Monthly Funds"). Property Manager shall also submit reasonable substantiation as requested by Owner for all requested disbursements. In the event that any requested disbursement is not consistent with, or in compliance with, the Budget, Property Manager shall set forth such requested disbursements in a separate report and shall set forth a brief explanation for the reason for such discrepancy. On or before the first day of the month for which the particular request for the Required Monthly Funds is made, Owner shall transfer, via wire transfer, from the Owner Account to the Property Account designated by Property Manager the Required Monthly Funds approved by Owner.

                    (b) Emergency Withdrawals. Property Manager shall only be entitled to make withdrawals from the Property Account in accordance with the Budget or the Business Plan or in connection with a bona fide emergency due to casualty or act of God under circumstances in which it would be unreasonable to seek to obtain Owner's approval, in which case Property Manager shall be entitled to exceed, by a reasonable amount, the amounts set forth in the Budget in order to address such bona fide emergency situation; provided that as soon as practicable after such emergency, Property Manager shall fully inform Owner of the circumstances surrounding such situation and obtain, on a "going-forward" basis only, Owner's approval with respect to Property Manager's handling of similar emergency events at the Property in the future. It is understood that any action taken by Property Manager under this Section 2.7(b) in connection with any particular emergency event shall be considered as being within Property Manager's scope of authority under this Agreement but shall not create any precedent or duty on the part of Property Manager or Owner to take any action in connection with any future event. Nothing contained in this Section 2.7(b) or elsewhere in this Agreement is intended to provide any benefit to any third parties who are not parties hereto or successors or permitted assigns of parties hereto or impose upon Property Manager or Owner any duty or obligation to any third parties who are not parties hereto or successors or permitted assigns of parties hereto, nor shall it have the effect of giving, any enforceable rights to any third parties who are not parties hereto or successors or permitted assigns of parties hereto, whether such claims are asserted as third party beneficiary rights or otherwise. The Owner and Property Manager hereby acknowledge and agree that, if the Owner fails to deposit funds in the Property Account in an amount sufficient to fund the expenses authorized in the Budget, Property Manager shall not be required to incur any out of pocket costs in order to perform Property Manager's obligations under this Agreement.

               II.8 Costs Not Reimbursed to Property Manager. Unless otherwise provided herein, Owner shall not be obligated to reimburse Property Manager for the payment by Property Manager of
          (a) any expense for office equipment or office supplies of Property Manager other than those used on the Property and approved in writing by Owner; (b) any overhead expenses of Property Manager incurred in its general offices; (c) unless otherwise consented to by Owner in writing, any salaries, wages and expenses for any personnel, including, without limitation, personnel spending all or a portion of their working hours at or providing services to the Property specifically performing Property Manager's duties hereunder; (d) the cost of fidelity insurance; (e) any accounting costs or overhead costs incurred in connection with the preparation and delivery of the statements and reports required hereunder; or (f) any travel costs incurred by Property Manager not specifically provided for in the Budget.

               II.9 Records; Reporting.

                    (a) Records. All statements, receipts, invoices, checks, leases, contracts, worksheets, financial statements, books and records, and all other instruments and documents relating to or arising from the development, operation or management of the Property shall be the property of Owner; provided, that throughout the term of this Agreement, all of such items shall be maintained by Property Manager in a manner consistent with the terms of this Agreement and with books and records customarily maintained by managing agents of properties similar in location, size and revenue to the Property. Owner and Property Manager shall have the right to inspect and to copy all such items, at such party's expense, at all reasonable times, and from time to time, during the term of this Agreement. Upon the termination of this Agreement, all of such books, records and all other information relating to the Property promptly shall be delivered to Owner; provided, however, that at Property Manager's sole expense, Property Manager or its representatives shall have the right, for a reasonable period of time not to exceed three (3) years following such termination, to inspect such books, records and other information for data that directly relates to the period during which Property Manager managed the Property and to make copies thereof, at the offices of Owner upon reasonable advance notice to Owner.

                    (b)  Statements.   Property Manager  shall prepare  and
               deliver to Owner on a monthly and on a calendar quarterly basis, Property Manager's written estimates of the amounts, if any, by which any categories of the Preliminary Budget or the Budget must be adjusted to adequately fund the development, operation and maintenance of the Property for the then current month or quarter as the case may be, although Owner shall be under no obligation to change the Preliminary Budget or the Budget. Such reports shall include the following information: (i) a statement of operations on the Property during such month or quarter as the case may be, and the cost thereof, (ii) a statement of year-to-date operations on the Property, and the cost thereof, (iii) a statement of the actual cost of operations on the Property during such month or quarter as the case may be compared to the Preliminary Budget or the Budget which identifies any variance between such costs and the Preliminary Budget or the Budget, and (iv) a description and explanation of such variances. Property Manager also shall furnish Owner, within thirty (30) days after Owner's request, such further information covering the operation and maintenance of the Property as Owner may reasonably require, including, but not limited to, the following: (i) income statement (accrual basis for taxes and insurance), month and year-to-date versus Budget; (ii) variance report (narrative form, month and year-to-date), (iii) balance sheet, (iv) general ledger, (v) rent roll (including security deposit listing), (vi) accounts receivable aging report, (vii) bank reconciliation for each account, (viii) calculation of Property Management Fee, (ix) schedule of reserve and escrow accounts, (x) schedule of capital expenditures, (xi) a re-forecast report, on a quarterly basis, of current full year operations compared to the Budget with explanations for all material variances, (xii) a marketing qualitative summary of property operations for the preceding month including comments on revenues, expenses, marketing, leases, competition, legal and other issues affecting the Property, and (xiii) any and all other reports reasonably requested by Owner.

                    (c)  Annual Accounting Report.  Property Manager agrees
               (i) to deliver to owner, within twenty (20) days after the end of each fiscal year, an annual accounting report (including balance sheet, income statement and other financial statements), showing the results of gross receipts, gross operating expenses, net operating income, net cash flow and the Property Management Fee which would be payable if the Agreement were terminated as of the end of such fiscal year and any other information necessary to make the computations required hereby or which may be requested by Owner, all for such fiscal year and (ii) to cooperate fully with Owner, at no additional expense to Property Manager, but without limiting Property Manager's obligations under Section 2.9(e), in supplying all of the information and documentation necessary for a nationally recognized firm of certified public accountants selected by Owner (the "Auditor") to prepare and deliver to Owner an audit of the annual accounting report provided by Property Manager to Owner pursuant to this Section 2.9(c) within forty-five (45) days after the end of each fiscal year.

                    (d) Additional Fiscal Reports. Property Manager shall, upon the request of Owner, prepare for Owner or assist Owner in the preparation of such additional financial reports with respect to the Owner or the Property as Owner may reasonably request or may be required in the preparation of the audited annual accounting to be prepared pursuant to this Section 2.9. Property Manager acknowledges and agrees that the Property Management Fee to be paid under this Agreement includes compensation to Property Manager for the preparation of papers and schedules reasonably necessary for the Auditor to conduct its review of the Property's books and records. To the extent such papers and schedules are not properly prepared, Property Manager agrees to reimburse Owner for the reasonable additional cost and expense incurred by Owner for the Auditor to prepare such papers or schedules.

                    (e) No Liability for Returns Required by Law. Property Manager shall be responsible for preparing and filing any forms, reports or returns (except Owner's tax returns) that may be required by law relating to the Property. Property Manager shall also be responsible for any forms, reports or returns that may be required by law relating to any of Property Manager's employees.

               II.10 Compliance with Legal Requirements. Property Manager shall take such action as may be necessary to comply with any and all orders or requirements affecting the Property by any federal, state, county or municipal authority having jurisdiction thereover. Property Manager, however, shall not take any such action as long as Owner is contesting, or has affirmed Owner's intention to contest and institutes proceedings contesting, any such order or requirement, except that if failure to comply promptly with any such order or requirement would or might expose Property Manager to criminal liability, Property Manager shall comply with same. Property Manager shall promptly notify Owner in writing of all such orders and notices or requirements. Nothing contained herein shall require Property Manager to employ counsel to represent Owner in any such proceeding or suit.

               II.11     Taxes.  Property Manager  shall timely render  the
          Property for taxation, and obtain and verify bills for real estate, personal property, and all other taxes and assessments, if any, against the Property and promptly pay such tax bills and any other Impositions (as defined below), and assist and cooperate with Owner in connection with all such taxes and assessments in all ways reasonably requested by Owner including applications or petitions of Owner for reduction of taxes or assessments. Owner shall have the option but not obligation to employ a third party consultant to accomplish the foregoing, in which event, Property Manager shall assist and cooperate with such consultant. As used herein, "Impositions" shall mean all taxes, assessments, special assessments, rents and charges for any easement or agreement maintained as part of or for the benefit of the Property, use and occupancy taxes and charges, water and sewer for public and private utilities, excises, levies, license and permit fees and other governmental charges, general and special, ordinary and extraordinary, unforeseen and foreseen, of any kind and nature whatsoever which at any time prior to or during the term of this Agreement may be assessed, levied, confirmed, imposed upon or grow or become due and payable out of or in respect of, or become a lien on (i) the Property or any part thereof or any appurtenances thereto, or upon any personal property located, or used in connection with, the Property, (ii) the rent, income or other payments (if any) received by or for the account of Owner or anyone claiming by, through or under Owner, (iii) any use or occupation of the Property, (iv) such franchises, licenses and permits as may be appurtenant to the use of the Property and (v) any document to which Owner is a party transferring an interest or estate in the Property.


                                     ARTICLE III
                              FEES TO PROPERTY MANAGER

               [The economic terms shall be agreed among the parties]

               In consideration for the performance of Property Manager's duties and responsibilities under this Agreement, in exchange for its services provided to Owner and the Property, Owner shall pay to Property Manager a management fee to be computed as follows:
          Property Manager shall receive an annual fee from Owner (the "Management Fee") equal to one percent (1%) of the Acquisition and Development Costs (as defined hereinbelow) computed as follows:

                    (i) the Management Fee shall commence on the first day of the month following the initial acquisition of the Property;

                    (ii) the monthly balance subject to the Management  Fee
               shall be the arithmetic average of the Acquisition and Development Costs of the Property owned by Owner on the first day of the month and on the last day of the month; and

                    (iii) the Management Fee shall be payable monthly in arrears and shall be equal to 0.000833 multiplied by the balance computed in (ii) above.

          As used herein, "Acquisition and Development Costs" means the sum of (a) purchase price, whether cash or credit, paid, or for which Owner is obligated to pay (if on credit), for the Property, together with all closing costs paid by Owner, including title insurance, recordation charges, registration and transfer taxes, if any, and similar expenses, and to the extent reflected on the closing statement executed by Owner in connection with the acquisition of the Property, all fees and expenses paid or incurred by or on behalf of Owner in connection with the acquisition of the Property, including legal, engineering and consulting fees, any real estate commissions or brokerage fees paid by Owner, or on behalf of Owner, to anyone in connection with such acquisition (the "Acquisition Costs") and (b) all costs and expenses incurred by Owner in connection with development and marketing of the Property, including, without limitation, engineering, legal, land planning and related expenses (the "Development Costs").


                                     ARTICLE IV
                      RELATIONSHIP OF PROPERTY MANAGER TO OWNER

               IV.1 Use and Maintenance of Premises. Property Manager shall employ its best efforts to develop, operate and maintain the Property in a manner (referred to herein as the "Management Standard") consistent with (i) first class standards (consistent with the Business Plan); (ii) prudent business and management practices applicable to the development, operation, management and maintenance of the Property; and (iii) the requirements of any deeds of trust, certificates of occupancy, permits, licenses, consents or other recorded or unrecorded agreements now or hereafter affecting the Property or as required by the limited partnership agreement (collectively referred to herein as the "Key Documents"). Property Manager shall use all contacts, discount programs and cost-savings measures at its disposal to obtain services, products and tax and insurance rates for the Property at the lowest cost, without sacrificing the quality of such services or products. Property Manager shall perform such other acts and deeds as are reasonable, necessary and proper in the discharge of its duties under this Agreement. Property Manager may with prior written approval of Owner obtain goods or services for the Property from direct or indirect affiliates of Property Manager, its officers, directors, shareholders or employees, but only if such goods and services are of at least equal quality and of no higher prices than comparable goods and services obtainable from unaffiliated parties and such goods and services are otherwise competitive with comparable goods and services.

               IV.2 Sale or Refinancing of the Property.  Upon the  express request of Owner but not otherwise, Property Manager shall assist and cooperate in any attempt(s) by Owner to sell, finance or refinance all or any portion of the Property. Such assistance and cooperation by Property Manager and Property Manager's personnel shall not be deemed to create a broker-principal or similar relationship unless Owner and Property Manager enter into a separate written agreement engaging Property Manager as broker with respect to all or any portion of the Property. Such assistance and cooperation shall include, without limitation, answering prospective purchasers' or lenders' questions about the Property or any portion thereof, preparing rent rolls, notifying tenants about the sale of the Property and obtaining estoppel certificates and other documents from all tenants of the Property in the form required by the prospective purchaser or lender. Property Manager shall also provide, promptly upon request by Owner, (a) an estoppel certificate executed by Property Manager certifying that no uncured default by the Owner exists under this Agreement or, if such a default(s) exists, stating the nature thereof, (b) a certificate in favor of Owner and any lender executed by Property Manager confirming, to the best of Property Manager's actual knowledge, that any representations and warranties made (or to be made) by Owner with respect to the Property, or the condition or operation thereof, in any loan documents executed (or to be executed) by Owner in connection with any sale, financing or refinancing of the Property, are
          substantially  true,   correct   and   complete,   or,   if   not
          substantially true, correct or complete, stating with particularity why such representations and warranties are not substantially true, correct or complete, and (c) a subordination and attornment agreement executed by Property Manager in accordance with the provisions of Section 5.9 of this Agreement.


               IV.3 Approvals and Consents to Property Manager. Owner and Property Manager hereby acknowledge and agree that_______________ is authorized by Owner to grant approvals and consents required under this Agreement to Property Manager, and otherwise instruct Property Manager with respect to Property Manager's obligations and performance under this Agreement.

               IV.4 Term. This Agreement shall commence on the date hereof and continue until such time as it is terminated as provided herein (a) for Cause (as herein defined) or (b) upon the mutual agreement of the parties. The entire term of this Agreement is sometimes herein referred to as the "Term".

               IV.5 Termination by Owner. Owner, at its option, may terminate this Agreement for "Cause" at any time upon giving written notice thereof. The term Cause shall include (a) the failure of Property Manager to cure any fraud, misrepresentation, misappropriation of funds, furnishing any statement, report, notice, writing or schedule to Owner that Property Manager knows, or reasonably should have known, is untrue or misleading in any material respect on the date as of which the facts set forth therein are stated or certified or the date such statement, report, notice, writing or schedule is furnished to Owner, and such failure continues for a period of ten (10) days after written notice thereof by Owner to Property Manager, (b) the failure of Property Manager to comply with any term or condition of this Agreement (except for breach of the Management Standard) and such failure continues for a period of thirty (30) days after written notice thereof by Owner to Property Manager, provided that if such default is not reasonably susceptible of cure within thirty (30) days, then such reasonable time so long as Property Manager is diligently prosecuting the cure of the default, but in no event longer than ninety (90) days, (c) the bankruptcy or insolvency of, the assignment for the benefit of creditors by, or the appointment of a receiver for any of the property of, Property Manager, (d) the sale of all or part of the Property; provided that in the case of a partial sale, termination will only apply to those portions of the Property sold, (e) the failure of Property Manager to cure an intentional or grossly negligent or illegal act committed by Property Manager against Owner and such failure continues for a period of ten (10) days after written notice thereof by Owner to Property Manager, (f) the failure of Property Manager to cure Property Manager's willful and/or reckless misconduct that causes damage to Owner and such failure continues for a period of ten (10) days after written notice thereof by Owner to Property Manager, or (g) upon thirty (30) days written notice from Owner to Property Manager in the event Property Manager fails to perform its duties consistent with the Management Standard as determined by the management committee of Owner.

               IV.6 Termination by Property Manager. Property Manager, at its option, may terminate this Agreement for the failure of Owner to comply with any term or condition of this Agreement and such failure continues for a period of thirty (30) days after written notice thereof by Owner to Property Manager, provided that if such default is not reasonably susceptible of cure within thirty
          (30) days, then such reasonable time so long as Owner is diligently prosecuting the cure of the default, but in no event longer than ninety (90) days.

               IV.7 Obligations Upon Termination.

                    (a) Upon termination of this Agreement, each party shall continue to be fully liable for their respective obligations which have accrued up to and including the termination date and shall promptly pay to the other all amounts due to the other party under the terms of this Agreement. Such payment shall be made as soon after the effective date of termination as such amounts are determinable. Upon such payment, neither party shall have any further claim or right against the other, except as expressly provided herein.

                    (b) In the event of termination of this Agreement, upon the effective date of such termination, Property Manager shall (i) surrender and deliver to Owner all income of the Property, if any, and other monies of Owner then held by Property Manager and/or in any bank account (including, without limitation, the Owner Account and the Property Account) in excess of the reimbursements due and payable to Property Manager up to and including the effective date of such termination, (ii) deliver to Owner as received by Property Manager any monies or other property due Owner under this Agreement but received after such termination, and (iii) deliver to Owner everything then held by Property Manager pertaining to the Property, including, without limitation copies of all books, records, keys and all other materials, property and supplies pertaining to the Property and/or this Agreement.

               IV.8 Negation of Partnership, Joint Venture or Lease. Nothing in this Agreement shall constitute, or be construed to be or to create, a partnership, joint venture or lease between Owner and Property Manager with respect to the Property. In the performance of this Agreement, Property Manager shall act solely as an independent contractor. Neither this Agreement nor any agreements, instruments, documents or transactions contemplated hereby shall in any respect be interpreted, deemed or construed as making either party a partner, joint venturer, principal or agent with, or with respect to, the other party or as creating any similar relationship or entity, and each party hereto agrees that it will not make any contrary assertion, contention, claim or counterclaim in any action, suit or other legal proceedings involving Property Manager and Owner.

               IV.9 Indemnification. Property Manager shall be liable for and shall indemnify and hold harmless Owner (and each partner, venturer, employee, agent, shareholder, director and officer of Owner) from any loss, damage, liability, cost or expense (including reasonable attorneys' fees) arising out of (i) any actions of Property Manager not within the scope of Property Manager's duties hereunder, (ii) any breach by Property Manager of Property Manager's obligations hereunder or (iii) the gross negligence or willful misconduct of Property Manager. Owner shall indemnify and hold harmless Property Manager (and each employee, agent, director, shareholder are officer of Property Manager) from any loss, damage, liability, cost or expense (including reasonable attorneys' fees) arising out of (x) a breach by Owner of Owner's obligations hereunder, (y) Owner's gross negligence or willful misconduct or (z) actions taken by Property Manager within the scope of Property Manager's responsibilities under this Agreement.

               IV.10     Owner's Limited Liability.  No general or  limited
          partner in or of Owner, whether direct or indirect, or any disclosed or undisclosed officers, shareholders, principals, directors, employees, partners, servants or agents of Owner or any of the foregoing or any investment advisor of Owner (including any assignee or successor of Owner) or other holder of any equity interest in Owner, shall be personally liable for the performance of Owner's obligations under this Agreement. The liability of Owner (including any assignee or successor of Owner) for Owner's obligations hereunder shall be limited to the equity interest of Owner in the Property.

               IV.11 Property Manager's Limited Liability. No general or limited partner in or of Property Manager, whether direct or indirect, or any disclosed or undisclosed officers, shareholders, principals, directors, employees, partners, servants or agents of Property Manager or any of the foregoing or any investment advisor of Property Manager (including any assignee or successor of Property Manager) or other holder of any equity interest in Property Manager, shall be personally liable for the performance of Property Manager's obligations under this Agreement.

                                      ARTICLE V
                                    MISCELLANEOUS

               V.1 No Assignment by Property Manager Etc. Without the prior written consent of Owner, which consent may be granted or withheld in Owner's sole discretion, Property Manager shall not have the right to assign, transfer or convey any of Property Manager's right, title or interest hereunder, nor shall Property Manager have the right to delegate any of the obligations or duties required to be kept or performed by Property Manager hereunder.

               V.2 Notices. All notices, demands, consents, approvals and requests given by either party to the other hereunder shall be in writing and sent via the U.S. Postal Service by registered or certified mail, postage prepaid or via a nationally recognized overnight delivery service (e.g. Federal Express) and addressed to the appropriate party at the respective addresses shown below. All such notices shall be deemed given on the earlier of actual receipt or refusal of receipt by the addressee. The respective addresses and additional notice parties are as follows:

               If to Owner:        _______________________ Partnership
                                   c/o Olympus Real Estate Corporation
                                   200 Crescent Court, Suite 1650
                                   Dallas, Texas 75201
                                   Attention: Hal R. Hall

               and to:             Robert C. Feldman
                                   Weil, Gotshal & Manges, LLP
                                   100 Crescent Court, Suite 1300
                                   Dallas, Texas 75201

               If to Property Manager:___________________________
                                   98 San Jacinto Blvd., Suite 220
                                   Austin, Texas 78701
                                   Attention:   Mr. William  H. Armstrong, III

               With a copy to:     Kenneth N. Jones
                                   Armburst, Brown & Davis, L.L.P.
                                   100 Congress, Suite 1350
                                   Austin, Texas 78701

          Any party may at any time change its respective address by sending written notice to the other parties of the change in the manner hereinabove prescribed.

               V.3 GOVERNING LAW. THIS AGREEMENT IS BEING EXECUTED AND DELIVERED AND IS INTENDED TO BE PERFORMED IN THE STATE OF TEXAS, AND THE TERMS AND PROVISIONS HEREOF SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. THIS AGREEMENT IS PERFORMABLE IN, AND THE EXCLUSIVE VENUE FOR ANY ACTION BROUGHT WITH RESPECT HERETO SHALL LIE IN, DALLAS COUNTY, TEXAS.

               V.4  Not a Third Party  Beneficiary Contract.  Neither  this
          Agreement nor any part hereof nor any service, relationship or other matter alluded to herein shall inure to the benefit of any third party (specifically including any lender, tenants or contractors), to any trustee in bankruptcy, to any assignee for the benefit of creditors, to any receiver by reason of insolvency, to any other fiduciary or officer representing a bankruptcy or insolvent estate of either party or to the creditors or claimants of such an estate. In addition, this Agreement shall terminate and be of no further force or effect upon the filing of any bankruptcy petition by or against Property Manager.

               V.5 Validity. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

               V.6 Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the matters herein contained and any agreement hereafter made shall be ineffective to effect any change or modification, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the change or modification is sought.
           This Agreement  shall bind,  and inure  to the  benefit of,  the
          parties   hereto   and   their   respective   successors,   legal
          representatives and assigns.

               V.7 Attorneys' Fees. If either Owner or Property Manager employs an attorney to enforce or defend its rights hereunder, the prevailing party shall be entitled to recover its reasonable attorneys' fees, costs and expenses incurred in connection with such enforcement or defense.

               V.8  INDEMNIFICATION PROVISIONS.   THIS  AGREEMENT  CONTAINS
          INDEMNIFICATION PROVISIONS SPECIFICALLY DESCRIBED IN SECTIONS 2.5 AND 4.7 HEREOF.

               V.9 Subordination. This Agreement and any extension hereof shall be subordinate to any mortgage or similar security instrument now or hereafter affecting the Property, and all renewals, modifications, consolidations, replacements and extensions thereof (a "Mortgage"). Property Manager further agrees to attorn to the holder of any Mortgage or similar security instrument affecting the Property, and any successor or assignee thereof, upon Owner's being dispossessed by such holder of Owner's interest in all or any portion of the Property. The provisions of this Section 5.9 shall be self-operative and no further instrument of subordination or attornment shall be required. Property Manager shall execute promptly any certificate or other document that Owner or any mortgagee or other security holder may request as to such subordination and/or attornment, which certificate or document may include such customary and normal provisions as Owner may determine in its sole discretion. In the event that Property Manager fails to execute and deliver such certificate or document on or before five (5) business days after written notice to Property Manager by Owner, then without any further notice and opportunity to cure, such failure by Property Manager shall be deemed to be an event for Cause hereunder.

               V.10 Representations, Warranties and Covenants of Property Manager. In order to induce Owner to enter into this Agreement, Property Manager does hereby make the following representations, warranties and covenants:

                    (a)   Property Manager represents and warrants to Owner
               that Property Manager is a              , is duly
                     and legally existing  under the laws  of the state  of
               its                        and  is  duly  qualified  to   do
               business in the State of Texas.

                    (b) Property Manager represents and warrants to Owner that Property Manager has full power and authority to enter into this Agreement and to carry out the transactions herein contemplated, and that the undersigned officers of Property Manager have all necessary authority to execute and deliver this Agreement on behalf of Property Manager.

                    (c)  Property Manager represents and warrants to  Owner
               that this Agreement has been duly  execuded  and  delivered by
                Property  Manager  and  constitutes  the  legal,  valid  and binding  obligations  of  Property  Manager  enforceable  in accordance with their terms, subject to laws applicable generally to creditor's rights.

                    (d) Property Manager shall deliver to Owner, upon the effective date hereof (i) a good standing certificate from the State of Texas, and (ii) an incumbency certificate and _________resolutions of Property Manager authorizing the execution and delivery by Property Manager of this Agreement, certified by an authorized officer of Property Manager as being true, correct and complete.

                    (e) There is no claim, litigation, proceedings or governmental investigation pending, or as far as is known to Property Manager, threatened, against Property Manager or relating to the Property or the transactions contemplated by this Agreement which does, or may reasonably be expected to, affect the ability of Property Manager to enter into this Agreement or to carry out its obligations hereunder, and, to Property Manager's actual knowledge, there is no basis for any such claim, litigation, proceedings or governmental investigation.

                    (f) Neither the consummation of the actions contemplated by this Agreement on the part of Property Manager to be performed, nor the fulfillment of the terms, conditions and provisions of this Agreement, conflicts with or will result in the breach of any of the terms, conditions or provisions of, or constitute a default under, any agreement, indenture, instrument or undertaking to which Property Manager is a party or by which it is bound.

                    (g) Property Manager has and will continue to have during the term of this Agreement qualified personnel to implement Property Manager's obligations hereunder.

               V.11 Publicity and Public Relations. Owner shall have the exclusive right to control, manage and monitor all publicity and public relations with respect to the Property or Owner's ownership thereof.


                [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]





          OWNER:


          _____________________,
          a____________________



          By:____________________
          Name:__________________
          Title:_________________



          PROPERTY MANAGER:


          _______________________,
          a______________________



          By:_________
          Name:__________________
          Title:_________________




                                      EXHIBIT A

                               TO MANAGEMENT AGREEMENT

                            (ATTACH PROPERTY DESCRIPTION)